--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SCHEDULE 14A (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934.

Filed by the Registrant  /X/

Filed by a Party Other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ /  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))

/X/  Definitive Proxy Statement

/ /  Definitive Additional Material

/ /  Soliciting Material Pursuant to Sections 240 14a-11 (c) or Sections 240
    14a-12

                          GENERAL SEMICONDUCTOR, INC.
          ------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------

      (Name of Person(s) Filing Proxy Statement. If Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a 6(i) (1) and O-11

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule O-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
     O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form Schedule or Registration Statement No:
     (3)  Filing Party:
     (4)  Date Filed:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]

                                                                   April 1, 1998

Dear Fellow Stockholder:

    You are cordially invited to attend the 1998 Annual Meeting of Stockholders of General Semiconductor, Inc., which is our first annual meeting as an independent public company, to be held on Thursday, May 21, 1998, at 10:00 a.m., local time, at the Chase Manhattan Bank, 270 Park Avenue -- 11th Floor, New York, New York 10017.

    At the meeting, we will review General Semiconductor's activities over the past year, as well as the outlook for 1998. The Secretary's formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to be acted upon at the meeting.

    We hope that you will be able to attend the meeting in person. However, whether or not you plan to attend, please fill in, sign, date and return your proxy in the enclosed envelope as soon as possible so that your vote will be counted.

                                          Sincerely,

                                          /s/ Ronald A. Ostertag

                                          Ronald A. Ostertag
                                          CHAIRMAN OF THE BOARD,
                                          PRESIDENT AND CHIEF
                                          EXECUTIVE OFFICER

                          GENERAL SEMICONDUCTOR, INC.
                             TEN MELVILLE PARK ROAD
                            MELVILLE, NEW YORK 11747

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 1998
                            ------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of General Semiconductor, Inc. (the "Company") will be held at 10:00 a.m., local time, on May 21, 1998 at Chase Manhattan Bank, 270 Park Avenue -- 11th Floor, New York, New York 10017 for the following purposes:

    1. To elect six directors of the Company to serve until the next annual meeting of stockholders and until the election and qualification of their respective successors;

    2. To approve the adoption of the General Semiconductor, Inc. 1998 Long-Term Incentive Plan;

    3. To ratify the appointment of Deloitte & Touche LLP, independent certified public accountants, as the Company's auditor for the fiscal year ending December 31, 1998; and

    4. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Only holders of record of the Company's common stock at the close of business on March 31, 1998 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. Such stockholders may vote in person or by proxy.

    Stockholders who find it convenient are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, please fill in, sign, date and return the accompanying proxy in the enclosed envelope. No postage is required if mailed in the United States.

                                          By Order of the Board of Directors,

                                          /s/ Stephen B. Paige

                                          Stephen B. Paige
                                          SECRETARY

Melville, New York
April 1, 1998

                          GENERAL SEMICONDUCTOR, INC.

                             TEN MELVILLE PARK ROAD
                            MELVILLE, NEW YORK 11747

                       ---------------------------------
                                PROXY STATEMENT
                       ----------------------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of General Semiconductor, Inc., a Delaware corporation, (the "Company"), to be used at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time on Thursday, May 21, 1998, at Chase Manhattan Bank, 270 Park Avenue -- 11th Floor, New York, New York, 10017 and at any adjournments thereof. If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy.

    Holders of record of the Company's common stock, par value $0.01 per share (the "Common Stock"), as of the close of business on March 31, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournments thereof. As of the Record Date, there were 36,804,632 shares of Common Stock outstanding and entitled to vote and a majority, or 18,402,317 of these shares, will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the Annual Meeting, including election of directors. This proxy statement and the accompanying form of proxy are first being mailed on or about April 14, 1998 to stockholders entitled to vote at the Annual Meeting.

                           1997 COMPANY RESTRUCTURING

    On January 7, 1997 the Board of Directors of General Instrument Corporation ("GI") approved a plan to divide GI into three separate public companies. To effect the transaction, GI (i) transferred all the assets and liabilities relating to the manufacture and sale of broadband communications products used in the cable television, satellite, and telecommunications industries, and all rights to the related GI trademarks, to its wholly-owned subsidiary NextLevel Systems, Inc, and all the assets and liabilities relating to the manufacture and sale of coaxial, fiber optic and other electric cable used in the cable television, satellite and other industries to its wholly-owned subsidiary CommScope, Inc. and (ii) distributed all of the outstanding shares of capital stock of each of NextLevel Systems, Inc. and CommScope, Inc. to GI's stockholders on a pro rata basis as a dividend (the "Distribution") in a transaction that was finalized on July 28, 1997 (the "Distribution Date"). On the Distribution Date, NextLevel Systems, Inc. and CommScope, Inc. began operating as independent entities with publicly traded common stock. GI retained no ownership interest in either NextLevel Systems, Inc. or CommScope, Inc. Concurrent with the Distribution, GI changed its name to General Semiconductor, Inc. and effected a one-for-four reverse stock split (the "Stock Split"). Unless otherwise specifically indicated to the contrary, all share and per share information set forth in this Proxy Statement gives effect to the Stock Split. On February 2, 1998 NextLevel Systems, Inc. changed its name to General Instrument Corporation.

                        VOTING AND REVOCATION OF PROXIES

VOTING

    If the enclosed proxy is executed and returned in time and not revoked, all shares represented by the proxy will be voted. Each proxy will be voted in accordance with the stockholder's instructions. If no instructions are specified, signed proxies will be voted FOR the election of each person nominated for election as a director, FOR the approval of the General Semiconductor, Inc. 1998 Long-Term Incentive Plan (the "1998 Long-Term Incentive Plan"), and FOR the ratification of the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's auditors for the fiscal year ending December 31, 1998.

    The holders of a majority of the shares of Common Stock entitled to vote at the meeting, present in person or by proxy, constitutes a quorum. If a quorum is present: (i) the affirmative vote of the holders of a plurality of the shares present, in person or by proxy, and entitled to vote thereon will be required for election of directors; (ii) the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote thereon will be required to ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's auditor; and (iii) the affirmative vote of a majority of the votes cast on the proposal, provided that the total vote cast thereon represents a majority of all shares entitled to vote on such proposal, will be required to approve the 1998 Long-Term Incentive Plan. An automated system administered by the Company's transfer agent tabulates the votes. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included; abstentions and broker non-votes are excluded. For purposes of determining whether the affirmative vote of a majority of the shares present at the meeting and entitled to vote on a proposal has been obtained, abstentions will be included in, and broker non-votes will be excluded from, the number of shares present and entitled to vote. Accordingly, abstentions will have the effect of a vote "against" the matter (other than the election of directors) and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve the majority vote.

REVOCATION

    A stockholder giving a proxy may revoke it at any time before it is voted by delivery to the Company's Secretary of a subsequently executed proxy or a written notice of revocation. In addition, returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.

                                 ANNUAL REPORT

    The Company's Annual Report to Stockholders for the year ended December 31, 1997 is being mailed with this Proxy Statement and the accompanying form of proxy to stockholders entitled to vote at the Annual Meeting. Stockholders are referred to that report for financial and other information about the activities of the Company. The Annual Report is not incorporated by reference into this Proxy Statement and is not deemed to be a part of it.

                             ELECTION OF DIRECTORS

    The following table sets forth names and information as to the nominees for election as directors of the Company. Unless otherwise directed, proxies will be voted FOR the nominees listed below. If any one or more of the nominees is unable to serve for any reason or withdraws from nomination, proxies will be voted for the substitute nominee or nominees, if any, proposed by the Board of Directors (the "Board"). The Board has no knowledge that any nominee will or may be unable to serve or will or may withdraw from nomination. All of the nominees are presently serving as directors of the Company and have served since July 25, 1997, except Mr. Klinsky who has served as a director since 1992.

                 NAME, AGE AND CURRENT
                  PRINCIPAL OCCUPATION                                          INFORMATION
--------------------------------------------------------  --------------------------------------------------------

Steven B. Klinsky, 41...................................  Steven B. Klinsky served as a director of General
General Partner, Forstmann                                Instrument Corporation of Delaware from August 1990 to
Little & Co.                                              March 1992, when he was elected to serve as a director
                                                          of GI. He has been a General Partner of FLC Partnership,
                                                          L.P., the General Partner of Forstmann Little & Co.,
                                                          since December 1986.

Ronald A. Ostertag, 57..................................  Ronald A. Ostertag has been Chairman, President and
Chairman, President, and Chief                            Chief Executive Officer of General Semiconductor, Inc.
Executive Officer of the Company                          since July 25, 1997. Previously he held the position of
                                                          Vice President of GI since February 1989 and President
                                                          of GI's Power Semiconductor Division since September
                                                          1990.

Ronald Rosenzweig, 60...................................  Ronald Rosenzweig is President, Chief Executive Officer
President, Chief Executive Officer                        and a director of Anadigics, Inc., an electronics
and Director of Anadigics, Inc.                           company, positions he has held since co-founding the
                                                          company in 1985.

Peter A. Schwartz, 54...................................  Peter A. Schwartz has been Senior Vice President and
Senior Vice President and Chief                           Chief Financial Officer of Computer Associates
Financial Officer of Computer                             International, Inc., a business software company, since
Associates International, Inc.                            1987.

Samuel L. Simmons, 68...................................  Samuel L. Simmons was Senior Vice President and
Retired                                                   Director-Corporate Development of ITT Corporation from
                                                          1987 until his retirement in 1994.

Dr. Gerard T. Wrixon, 57................................  Dr. Gerard T. Wrixon is a Founder and Director of
Director of National                                      National Microelectronics Research Centre, a research
Microelectronics Research Centre                          facility sponsored by industry and the European Union.
                                                          He is also a Professor of Microelectronics at University
                                                          College, Cork, Ireland. Dr. Wrixon has held teaching and
                                                          research positions at a number of leading educational
                                                          institutions and research facilities, including Loyola
                                                          University, Los Angeles, and Bell Telephone
                                                          Laboratories. He is a director of DII Group, Inc.,
                                                          Farron Technology and Telcom Eireann.

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

    The Board of Directors of the Company directs the management of the business and affairs of the Company and conducts its business through meetings of the Board and three standing committees: Executive, Audit and Compensation. In addition special committees may be established under the direction of the Board when necessary to address specific issues. The Company has no nominating or similar committee.

BOARD MEETINGS; COMMITTEES OF THE BOARD

    In 1997 the Board of Directors held seven meetings prior to the Distribution and two meetings subsequent to the Distribution. Each incumbent director attended 75% or more of the aggregate of (i) meetings of the Board held during the period for which he served as a director and (ii) meetings of all committees held during the period for which he served on those committees.

    The EXECUTIVE COMMITTEE has the authority, between meetings of the Board, to exercise all powers and authority of the Board in the management of the business and affairs of the Company that may be lawfully delegated to it under Delaware law and the Company's By-Laws. The Executive Committee consists of: Ronald A. Ostertag, Chairman; Steven B. Klinsky; Ronald Rosenzweig; and Dr. Gerard T. Wrixon. The Executive Committee did not hold any meetings subsequent to the Distribution in 1997.

    The AUDIT COMMITTEE's principal functions are to review the scope of the annual audit of the Company by its independent auditor, review the annual financial statements of the Company and the related audit report of the Company as prepared by the independent auditor, recommend the selection of the independent auditor each year and review audit and any non-audit fees paid to the Company's independent auditor. The audit reports of the Internal Audit Department are available for review by the Audit Committee. The head of the Internal Audit Department is expected to attend Audit Committee meetings and give reports to and answer inquiries from the Audit Committee. The Audit Committee reports its findings and recommendations to the Board for appropriate action. The Audit Committee is comprised of three non-employee directors: Peter
A. Schwartz, Chairman; Ronald Rosenzweig and Dr. Gerard T. Wrixon. The Audit Committee held one meeting subsequent to the Distribution in 1997.

    The COMPENSATION COMMITTEE is responsible for executive compensation, including recommending to the Board of Directors the base salary to be paid to the Chief Executive Officer and determining the compensation for all other executive officers, administering and granting awards under the Company's equity-based incentive plans and bonus plans, making recommendations to the Board with respect to the Company's overall compensation policies and employee benefit plans, and performs such duties as the Board may from time to time request. The Compensation Committee is comprised of three non-employee directors: Samuel L. Simmons, Chairman; Steven B. Klinsky; and Peter A. Schwartz. The Compensation Committee held two meetings subsequent to the Distribution in 1997.

COMPENSATION OF DIRECTORS

    Employee directors (and non-employee directors who are general partners in partnerships affiliated with Forstmann Little & Co.) do not receive additional compensation for serving on the Board. Non-employee directors receive an annual retainer of $25,000 and committee chairpersons receive an additional $5,000. The non-employee directors' remuneration is paid quarterly. In addition, each non-employee director, upon election to the Board on July 25, 1997, received 1,000 shares of Common Stock which vested immediately and was granted an option to purchase 20,000 shares of Common Stock at an exercise price per share of $14.9375, the fair market value on the date of grant, which option becomes exercisable with respect to one-third of the underlying shares on each of the first three anniversaries of the grant date. If a non-employee director remains in office, a similar option is expected to be granted every three years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Since the Distribution, the Compensation Committee has administered the Company's cash and non-cash compensation. The Compensation Committee is comprised entirely of non-employee directors none of whom has ever been an officer or employee of the Company.

    Nicholas C. Forstmann served as President of GI from June 30, 1990 through March 30, 1992 (prior to GI's initial public offering in June 1992), but received no compensation from GI for services rendered in such capacity. Mr. Forstmann served as a member of the Compensation Committee of the GI Board of Directors in 1997, prior to the Distribution. Steven B. Klinsky is on the Compensation Committee of the Company's Board of Directors. Mr. Forstmann and Mr. Klinsky are each General Partners of FLC Partnership, L.P., the General Partner of Forstmann Little & Co. Prior to the Distribution, an affiliate of Forstmann Little & Co. provided aircraft maintenance services to GI and charged GI approximately $1.3 million for services in 1997. GI believes that the terms of these transactions were no less favorable to GI than the terms which could be obtained from an unrelated third party.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                           MANAGEMENT OF THE COMPANY

    The following table sets forth certain information known by the Company regarding the beneficial ownership of the Common Stock as of March 31, 1998 (except as otherwise specified) by each beneficial owner of more than five percent of the outstanding Common Stock, by each of the Company's directors, by each of the executives named in the Summary Compensation Table and by all current directors and executive officers of the Company as a group.

                                                                                       NUMBERS OF
                                                                                         SHARES
                                                                                      BENEFICIALLY      PERCENTAGE
NAME                                                                                    OWNED(1)         OF CLASS
----------------------------------------------------------------------------------  -----------------  -------------
MBO-IV(2).........................................................................       2,540,414             6.9
Instrument Partners(2)............................................................       2,886,752             7.8
Brinson Partners, Inc.(3).........................................................       3,053,483             8.3
FMR Corp.(4)......................................................................       2,318,550             6.3
J.P. Morgan(5)....................................................................       1,841,184             5.0
J. & W. Seligman & Co. Incorporated(6)............................................       1,991,570             5.4
Mellon Bank Corporation(7)........................................................       1,968,922             5.3
Reich & Tang Asset Management LP(8)...............................................       2,153,400             5.9
Schneider Capital Management Corporation(9).......................................       1,917,000             5.2
State of Wisconsin Investment Board(10)...........................................       2,338,900             6.4
Vanguard/Windsor Funds, Inc.(11)..................................................       2,912,500             7.9
Wellington Management Company, LLP(11)............................................       2,913,700             7.9
Andrew M. Caggia(12)(18)..........................................................          77,258           *
Nicholas C. Forstmann(2)..........................................................       5,427,166            14.7
Theodore J. Forstmann(2)..........................................................       5,427,166            14.7
Richard S. Friedland..............................................................          19,835           *
Vincent M. Guercio(13)(18)........................................................          70,877           *
Winston W. Hutchins(2)............................................................       5,427,166            14.7
Steven B. Klinsky(2)(14)..........................................................       5,477,166            14.9
Wm. Brian Little(2)...............................................................       2,886,752             7.8
W. John Nelson(15)(18)............................................................         130,929           *
Ronald A. Ostertag(16)(18)........................................................         299,049           *
John P. Phillips(17)(18)..........................................................          59,946           *
Ronald Rosenzweig.................................................................           1,125           *
Peter A. Schwartz.................................................................           7,000           *
Samuel L. Simmons.................................................................           1,025           *
John A. Sprague(2)................................................................       2,886,752             7.8
Dr. Gerard T. Wrixon..............................................................           1,000           *
All current directors and executive officers of the Company as a group
  (14 persons)(2)(19).............................................................       6,207,444            16.9

------------------------

* The percentage of shares of Common Stock beneficially owned does not exceed one percent of the shares of Common Stock.

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days following March 31, 1998. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within 60 days following March 31, 1998 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) The general partner of Instrument Partners, a New York limited partnership ("Instrument Partners"), is FLC XXII Partnership, a general partnership of which Messrs. Wm. Brian Little, Nicholas C. Forstmann, John A. Sprague, Steven B. Klinsky and Winston W. Hutchins, and TJ/JA L.P., a Delaware limited partnership ("TJ/JA L.P."), are general partners. The general partner of TJ/JA L.P. is Theodore J. Forstmann. The general partner of Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-IV, a New York limited partnership ("MBO-IV"), is FLC Partnership, L.P., a New York limited partnership of which Messrs. Theodore
    J. Forstmann, Nicholas C. Forstmann, Steven B. Klinsky, and Winston W. Hutchins, Ms. Sandra J. Horbach and Mr. Thomas H. Lister are general partners. Accordingly, each of such individuals and partnerships (other than Ms. Horbach and Mr. Lister for the reasons described below) may be deemed the beneficial owners of shares owned by MBO-IV and Instrument Partners in which such individual or partnership is a general partner and, for purposes of this table, such beneficial ownership is included. Ms. Horbach and Mr. Lister do not have any voting or investment power with respect to, or any economic interest in, the shares of GI Common Stock held by MBO-IV; and, accordingly Ms. Horbach and Mr. Lister are not deemed to be the beneficial owners thereof. Theodore J. Forstmann and Nicholas C. Forstmann are brothers. Mr. Little is a special limited partner in FLC Partnership, L.P. and each of FLC Partnership, L.P. and FLC XXII Partnership is a limited partner of Instrument Partners. None of the other limited partners in each of MBO-IV and Instrument Partners is otherwise affiliated with the Company, or Forstmann Little & Co. The address of MBO-IV and Instrument Partners is c/o Forstmann Little & Co., 767 Fifth Avenue, New York, New York 10153.

(3) This information is obtained from a Schedule 13G, dated February 11, 1998, filed with the Securities and Exchange Commission (the "Commission") by Brinson Partners, Inc. ("BPI") on behalf of itself, Brinson Holdings, Inc. ("BHI"), SBC Holding (USA), Inc. ("SBUSA") and Swiss Bank Corporation ("SBC"). The Schedule 13G states that: BPI is a wholly owned subsidiary of BHI; BHI is a wholly owned subsidiary of SBUSA; and SBUSA is a wholly owned subsidiary of SBC. BPI reports beneficial ownership of 3,037,863 shares of Common Stock and claims shared voting power and shared dispositive power with respect to all of such shares. BHI reports beneficial ownership of 3,037,863 shares of Common Stock and claims shared voting power and shared dispositive power with respect to all of such shares. SBUSA reports beneficial ownership of 3,053,483 shares of Common Stock and claims shared voting power and shared dispositive power with respect to all of such shares. SBC reports beneficial ownership of 3,053,483 shares of Common Stock and claims shared voting power and shared dispositive power with respect to all of such shares. The Schedule 13G states that by virtue of their corporate relationships, SBC, SBUSA, BHI and BPI may be deemed to beneficially own and have the power to dispose and vote or direct the disposition or voting of the Common Stock held by BPI. Each of BPI and BHI's principal business office is located at 209 South LaSalle, Chicago, Illinois 60604-1295. SBUSA's principal business office is located at 222 Broadway, New York, New York 10038. SBC's principal business office is located at Aeschenplatz 6 CH-4022, Basel, Switzerland.

(4) This information is obtained from a Schedule 13G, dated February 14, 1998, filed with the Commission by FMR Corp., a parent holding company filed on behalf of itself and Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment advisor ("Fidelity Management"); Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank; Edward C. Johnson 3rd ("Mr. Johnson") in his individual capacity and as a predominant shareholder of FMR Corp.; and Abigail Johnson in her individual capacity and as a predominant shareholder of FMR Corp. Fidelity Management reports that it is the beneficial owner of 2,318,550 shares. FMR Corp. and Mr. Johnson report that they have sole dispositive power with respect to 2,295,750 shares. Fidelity Management Trust Company reports that it is beneficial owner of 22,800 shares. Mr. Johnson and FMR Corp. report that they have sole voting and dispositive power over 22,800 shares.

(5) This information is obtained from a Schedule 13G, dated February 13, 1998, filed with the Commission by J.P. Morgan & Co. Incorporated ("J.P. Morgan"). J.P. Morgan reports beneficial ownership of 1,841,184 shares. J.P. Morgan claims sole voting power with respect to 1,426,611 shares, shared voting power with respect to 25 shares, sole dispositive power with respect to 1,833,359 shares and shared dispositive power with respect to 7,800 shares. J.P. Morgan's principal business office is located at 60 Wall Street, New York, New York 10260.

(6) This information is obtained from a Schedule 13G dated February 13, 1998 filed with the Commission by J.&W. Seligman & Co. Incorporated and William
    C. Morris, as the owner of a majority of the outstanding securities of J.&W. Seligman (collectively, "Seligman"). Seligman reports beneficial ownership of 1,991,570 shares. Seligman claims no sole voting power, shared voting power with respect to 1,770,300 shares, no sole dispositive power and shared dispositive power with respect to 1,991,570 shares. Seligman's principal business office is located at 100 Park Avenue, New York, NY 10017.

(7) This information is obtained from a Schedule 13G, dated January 20, 1998, filed with the Commission by Mellon Bank Corporation ("Mellon Bank"). Mellon Bank reports beneficial ownership of 1,968,922 shares. Mellon Bank claims sole voting power with respect to 1,653,765 shares, no shared voting power, sole dispositive power with respect to 1,770,672 shares and shared dispositive power with respect to 181,300 shares. Mellon Bank's principal business office is located at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258.

(8) This information is obtained from a Schedule 13G, dated February 12, 1998, filed with the Commission by Reich & Tang Asset Management LP ("Reich & Tang"). Reich & Tang reports beneficial ownership of 2,153,400 shares. Reich & Tang claims no sole voting power, shared voting power with respect to 2,153,400 shares, no sole dispositive power and share dispositive power with respect to 2,153,400 shares. Reich & Tang's principal business office is located at 600 Fifth Avenue, New York, NY 10020.

(9) This information is obtained from a Schedule 13G, dated February 4, 1998, filed with the Commission by Schneider Capital Management Corporation ("SCM"). SCM reports beneficial ownership of 1,917,000 shares. SCM claims sole voting power with respect to 1,442,800 shares, no shared voting power, sole dispositive power with respect to 1,917,000 shares and no shared dispositive power. SCM's principal business office is located at 460 E. Swedesford Road, Suite 1080, Wayne, PA 19087.

(10) This information is obtained from a Schedule 13G, dated January 20, 1998, filed with the Commission by State of Wisconsin Investment Board ("Wisconsin Investment Board"). The Wisconsin Investment Board reports beneficial ownership of 2,338,900 shares. The Wisconsin Investment Board claims sole voting power with respect of 2,338,900 shares, no shared voting power, sole dispositive power with respect to 2,338,900 shares and no shared dispositive power. The Wisconsin Investment Board's principal business office is located at P.O. Box 7842, Madison, Wisconsin 53707.

(11) Information regarding the ownership of Common Stock by Wellington Management Company, LLP ("WMC") was obtained from a Schedule 13G, dated January 13, 1998, filed with the Commission by WMC. WMC reports beneficial ownership of 2,913,700 shares of Common Stock. The shares were acquired by Wellington Trust Company, N.A. ("WTC"), a wholly-owned subsidiary of WMC, and are owned of record by clients of WMC including Vanguard/Windsor Fund, Inc. (see below). WMC, in its capacity as investment advisor, may be deemed to beneficially own the shares which are held of record by the clients of WMC. With the exception of Vanguard/Windsor Fund, Inc., no such client is known to have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, shares representing more than 5% of the outstanding Common Stock. WMC shares dispositive power as to all 2,913,700 shares and shares voting power as to 1,200 of such shares. WMC's and WTC's principal business offices are located at 75 State Street, Boston, MA 02109. Information regarding the ownership of Common Stock by Vanguard/Windsor Fund, Inc. -- Windsor Fund ("Vanguard/Windsor") was obtained from a Schedule 13G, dated February 9, 1998, filed with the Commission by Vanguard/Windsor. Vanguard/Windsor reports beneficial ownership of 2,912,500 shares of Common Stock. Vanguard/Windsor shares dispositive power to all 2,912,500 shares and has sole voting power as to all 2,915,500 shares. Vanguard/Windsor's principal business office is located at 100 Vanguard Boulevard, Malvern, PA 19355.

(12) Includes (i) 73,369 shares subject to options which are exercisable for Common Stock currently or within 60 days of March 31, 1998 and (ii) 1,035 shares held by the spouse of Andrew M. Caggia.

(13) Includes 70,079 shares subject to options which are exercisable for Common Stock currently or within 60 days of March 31, 1998.

(14) Includes 50,000 shares held by Steven B. Klinsky directly, 2,540,414 shares held by MBO-IV and 2,886,752 shares held by Instrument Partners. See footnote (2) herein.

(15) Includes 124,505 shares subject to options which are exercisable for Common Stock currently or within 60 days of March 31, 1998.

(16) Includes (i) 290,743 shares subject to options which are exercisable for Common Stock currently or within 60 days of March 31, 1998 and (ii) 225 shares held by the spouse of Ronald A. Ostertag.

(17) Includes 56,576 shares subject to options which are exercisable for Common Stock currently or within 60 days of March 31, 1998.

(18) Includes the number of shares which were held by the trustee of the Savings Plan and were allocated to the individual's respective account under the Savings Plan as of March 19, 1998 as follows: Andrew M. Caggia, 1,819 shares; Vincent M. Guercio, 798 shares; W. John Nelson, 1,424 shares; Ronald
    A. Ostertag, 2,954 shares; and John P. Phillips, 370 shares.

(19) Includes 661,759 shares subject to options which are exercisable for Common Stock currently or within 60 days of March 31, 1998. Includes an aggregate of 10,137 shares which were held by the trustees of the Savings Plan and were allocated to the current officers' respective accounts under the Savings Plan as of March 19, 1998.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and holders of more than 10% of the outstanding Common Stock to file with the Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5. The Company undertakes to make such filings on behalf of its directors and executive officers. Based on written representations of reporting persons and a review of those reports, the Company believes that during the year ended December 31, 1997 its executive officers and directors and holders of more than 10% of the outstanding Common Stock complied with all applicable Section 16(a) filing requirements.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

    The following table sets forth individual compensation information for all services rendered in all capacities for the last three fiscal years for the individuals who served as Chief Executive Officer at any time during 1997 and the other four most highly compensated executive officers of the Company who were serving as executive officers at December 31, 1997 (the "named executive officers").

                                                                                              LONG-TERM
                                                      ANNUAL COMPENSATION                    COMPENSATION
                                     -----------------------------------------------------    SECURITIES
NAME AND                                           BASE                     OTHER ANNUAL      UNDERLYING       ALL OTHER
  PRINCIPAL POSITION                  YEAR      SALARY($)    BONUS($)(A)   COMPENSATION(B)   OPTIONS(#)(C)  COMPENSATION($)
-----------------------------------  -------    ----------   -----------   ---------------   ------------   ---------------
Ronald A. Ostertag.................     1997(d)  $375,000     $215,000       $                 198,859          $5,983(e)
  Chairman, President and               1996      320,000       --              --              59,067           5,460
  Chief Executive Officer               1995      305,000      195,810          --              47,254           5,460

W. John Nelson.....................     1997(d)  $223,200     $110,000       $  --              99,431          $5,324(e)
  Senior Vice President,                1996      215,209       --            132,816(f)        13,783           5,275
  Asia Pacific Operations               1995      205,981      107,110        197,574(f)        61,430           5,242

Vincent M. Guercio.................     1997(d)  $204,654     $ 77,616       $  --              48,435          $5,245(e)
  Senior Vice President,                1996      185,622       --              --              13,783           5,168
  Worldwide Sales and                   1995      176,275       79,106          --              39,860           5,135
  Marketing

Andrew M. Caggia...................     1997(d)  $198,608     $ 90,616       $  --              47,057          $5,609(e)
  Senior Vice President                 1996      168,743       --              --              11,813           5,107
  and Chief Financial                   1995      161,277       73,381          --              32,487           5,081
  Officer

John P. Phillips...................     1997(d)  $197,492     $ 75,029       $  --              48,435          $6,148(e)
  Senior Vice President,                1996      165,919       --              --              --               5,097
  European Operations                   1995      158,786       72,191          --              33,865           5,072

Richard S. Friedland...............     1997(g)  $437,500     $262,500       $  --              --              $5,310(e)
  Chairman and                          1996      750,000       --              --             250,000(h)        5,460
  Chief Executive Officer               1995      589,583     $214,445          --             560,000(h)        5,460
  (prior to the Distribution)

------------------------

(a) Amounts reported for 1997 reflect cash bonus awards paid pursuant to the Company's Annual Incentive Plan in 1998 with respect to performance in 1997. No cash bonus awards were paid pursuant to the GI Annual Incentive Plan in 1997 with respect to performance in 1996. Amounts reported for 1995 reflect cash bonus awards paid pursuant to the GI Annual Incentive Plan in 1996 with respect to performance in 1995.

(b) Unless otherwise indicated, with respect to any individual named in the above table, the aggregate amount of perquisites and other personal benefits, securities or property was less than either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(c) Except for options granted to Mr. Friedland (see (h) below), reflects the number of shares of Common Stock underlying options granted (including "repriced options" as if they were new grants). All of such options were granted pursuant to the Amended and Restated General Semiconductor, Inc. 1993 Long-Term Incentive Plan (the "1993 Long-Term Incentive Plan") and were adjusted to reflect the Distribution and the Stock Split. The number of shares of Common Stock covered by the adjusted options was calculated by dividing the number of shares of GI Common Stock by 0.5079.

(d) Reflects compensation for the full year 1997. Prior to the Distribution, each of these individuals held positions with the Power Semiconductor Division of GI. Effective upon the Distribution, each of these individuals became officers of the Company.

(e) Reflects (i) payment by the Company in 1997 of premiums for term life insurance of $3,029, $574, $495, $859, $1,398 and $560 on behalf of each of
    Messrs. Ostertag, Nelson, Guercio, Caggia, Phillips and Friedland, respectively and (ii) the matching contribution for 1997 by the Company under the General Semiconductor, Inc. Savings Plan in the amount of $2,954 for Mr. Ostertag and $4,750 for each of Messrs. Nelson, Guercio, Caggia, Phillips and Friedland.

(f) Reflects relocation costs.

(g) Effective upon the Distribution, Mr. Friedland resigned as Chairman and Chief Executive Officer of GI.

(h) Reflects the number of shares of GI Common Stock underlying options granted under the 1993 Long-Term Incentive Plan prior to the Distribution. Mr. Friedland's options were not adjusted to reflect the Distribution and the Stock Split. Mr. Friedland's options were cancelled in connection with his resignation from GI.

STOCK OPTIONS

    The following table sets forth information for the year ended December 31, 1997 with respect to grants to the named executive officers of stock options to purchase Common Stock. These grants were made pursuant to the 1993 Long-Term Incentive Plan and are reflected in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS (A)
                                ----------------------------------------------------------
                                                                                             POTENTIAL REALIZABLE
                                                                                                    VALUE
                                                                                              AT ASSUMED ANNUAL
                                                                                                    RATES
                                NUMBER OF                                                       OF STOCK PRICE
                                SECURITIES         % OF TOTAL       EXERCISE/                    APPRECIATION
                                UNDERLYING       OPTIONS GRANTED      BASE                    FOR OPTION TERM(C)
                                 OPTIONS          TO EMPLOYEES        PRICE     EXPIRATION   --------------------
                                GRANTED(#)      IN FISCAL YEAR(B)    ($/SH)        DATE       5%($)      10%($)
                                ----------      -----------------   ---------   ----------   --------  ----------
Ronald A. Ostertag............      92,538(d)          0.6%          $  11.75    1/10/07     $683,811  $1,732,910
                                   106,321(e)          0.6              11.75    1/10/07      785,660   1,991,017
W. John Nelson................      44,301(d)          0.3              11.75    1/10/07      327,363     829,602
                                    55,130(e)          0.3              11.75    1/10/07      407,384   1,032,391
Vincent M. Guercio............      32,290(d)          0.2              11.75    1/10/07      238,607     604,678
                                    16,145(e)          0.1              11.75    1/10/07      119,304     302,339
Andrew M. Caggia..............      32,290(d)          0.2              11.75    1/10/07      238,607     604,678
                                    14,767(e)          0.1              11.75    1/10/07      109,121     276,339
John P. Phillips..............      32,290(d)          0.2              11.75    1/10/07      238,607     604,678
                                    16,145(e)          0.1              11.75    1/10/07      119,304     302,534
Richard S. Friedland(f).......     150,000             1.7(h)          23.125    7/28/97        --         --
                                   810,000(g)          9.5(h)          23.125    7/28/97        --         --

------------------------

(a) The options included in the table were granted pursuant to the 1993 Long-Term Incentive Plan and were adjusted to reflect the Distribution and the Stock Split. The number of shares of Common Stock covered by the adjusted options includes those that were repriced (referred to in (e) below) and was calculated by dividing the number of shares of GI Common Stock by 0.5079 and the exercise price was determined by multiplying the original exercise price by 0.5079.

(b) Percentages are based on the total options granted to employees of the Company during 1997, including both pre-Distribution grants (including repriced options as new grants) and post-Distribution grants (adjusted to reflect the Distribution and the Stock Split).

(c) Sets forth potential option gains based on assumed annualized rates of stock price appreciation from the market price at the date of grant of 5% and 10% (compounded annually) over the full term of the grant with appreciation determined as of the expiration date. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Commission, and do not represent the Company's estimate or projection of future Common Stock prices.

(d) One-third of these options are exercisable. The remaining two-thirds will become exercisable with respect to one-third of the shares covered thereby on January 10 in each of 1999 and 2000.

(e) These options were cancelled as of January 10, 1997, and new options in respect of the same number of shares ("repriced options") were granted as of such date at an exercise price of $23.125 per share (pre-Distribution), the closing market price per share of the GI Common Stock on such date. Two-thirds of these options are exercisable. The remaining options become exercisable on January 10, 1999.

(f) Reflects the number and exercise price of shares of GI Common Stock granted prior to the Distribution. Mr. Friedland's options were not adjusted to reflect the Distribution and the Stock Split. Mr. Friedland's options were cancelled in connection with his resignation from GI.

(g) These options were cancelled as of January 10, 1997, and new options in respect of the same number of shares ("repriced options") were granted as of such date at an exercise price of $23.125 per share (pre-Distribution), the closing market price per share of the GI Common Stock on such date. Mr. Friedland's options were cancelled in connection with his resignation from GI.

(h) Percentages are based on the total options granted to employees of the Company during 1997, including both pre-Distribution grants (including repriced options as new grants) and post-Distribution grants (not adjusted to reflect the Distribution and the Stock Split).

AGGREGATED OPTION EXERCISES AND YEAR-END VALUES

    The following table sets forth as of December 31, 1997, for each of the named executive officers listed (i) the total number of shares received upon exercise of options during 1997, (ii) the value realized upon such exercise,
(iii) the total number of unexercised options to purchase Common Stock (exercisable and unexercisable) and (iv) the value of such options which were in-the-money at December 31, 1997 (based on the difference between the closing price of the Common Stock at December 31, 1997 and the exercise price of the option on such date).

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                        NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                       UNDERLYING UNEXERCISED    IN-THE-MONEY STOCK OPTIONS
                                                                             OPTIONS AT
                                            SHARES                     FISCAL YEAR-END(#)(A)      AT FISCAL YEAR-END($)(B)
                                          ACQUIRED ON      VALUE     --------------------------  --------------------------
NAME                                     EXERCISE(#)(C) REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
---------------------------------------  -------------  -----------  -----------  -------------  -----------  -------------
Ronald A. Ostertag.....................       --            --          224,456        163,418    $ 165,389     $  --
W. John Nelson.........................       --            --           86,766         98,904       69,533         1,242
Vincent M. Guercio.....................       --            --           49,338         60,145       35,079         1,064
Andrew M. Caggia.......................       --            --           53,754         55,917       62,557         1,242
John P. Phillips.......................       --            --           40,430         48,960       33,079        --
Richard S. Friedland(d)................       --            --           --            --            --            --

------------------------

(a) The options included in the table were granted pursuant to the 1993 Long-Term Incentive Plan and were adjusted to reflect the Distribution and the Stock Split. The number of shares of Common Stock covered by the adjusted options includes those that were repriced (refer to footnote (e) to the chart "Option Grants in Last Fiscal Year") and was calculated by dividing the number of shares of GI Common Stock by 0.5079 and the exercise price was determined by multiplying the original exercise price by 0.5079.

(b) Based on the difference between the closing price of $11.563 per share at December 31, 1997, as reported on the NYSE Composite Tape, and the exercise price of the outstanding stock options on such date.

(c) No options were exercised in 1997 by any of the named executive officers.

(d) Mr. Friedland's options were cancelled as of the Distribution in connection with his resignation from GI.

GI OPTION REPRICINGS

    The following table sets forth certain information with respect to repricing of options by GI from June 1992, when GI first became a reporting company under the Exchange Act, through the Distribution, for all current and former executive officers. No options were repriced subsequent to the Distribution. See "Report of the Compensation Committee."

                         TEN-YEAR GI OPTION REPRICINGS

    All share, market price and exercise price information is pre-Distribution and has not been adjusted for the Distribution and Stock Split.

                                                                              EXERCISE
                                                                 MARKET       PRICE AT                      LENGTH OF
                                                SECURITIES      PRICE OF       TIME OF                   ORIGINAL OPTION
                                                UNDERLYING      STOCK AT      REPRICING      NEW          TERM REMAINING
                                                  OPTIONS        TIME OF         OR        EXERCISE         AT DATE OF
                                                REPRICED OR   REPRICING OR    AMENDMENT     PRICE          REPRICING OR
NAME                                  DATE      AMENDED(#)    AMENDMENT($)       ($)         ($)            AMENDMENT
----------------------------------  ---------  -------------  -------------  -----------  ----------  ----------------------
Ronald A. Ostertag................    1/10/97       24,000     $  23.125      $ 29.50     $  23.125       8 yrs.   1 mo.
  Chairman, President and             3/23/94       30,000        23.125        27.25        23.125       9 yrs.   1 mo.
  Chief Executive Officer                           72,000        25.1875       29.6875      25.1875      9 yrs.   10 mos.

W. John Nelson....................    1/10/97       18,000        23.125        29.50        23.125       8 yrs.   1 mo.
  Senior Vice President,                            10,000        23.125        26.9375      23.125       8 yrs.   1 mo.
  Asia Pacific Operations

Vincent M. Guercio................    1/10/97        8,200        23.125        29.50        23.125       8 yrs.   1 mo.
  Senior Vice President, Worldwide
  Sales and Marketing

Andrew M. Caggia..................    1/10/97        7,500        23.125        29.50        23.125       8 yrs.   1 mo.
  Senior Vice President and
  Chief Financial Officer

John P. Phillips..................    1/10/97        8,200        23.125        29.50        23.125       8 yrs.   1 mo.
  Senior Vice President, European
  Operations

For former executives of GI, option repricing information is as follows:

Richard S. Friedland..........    1/10/97     250,000    $  23.125    $  26.75    $  23.125      9 yrs.   1 mo.
  Chairman and                    3/23/94      60,000       23.125       29.50       23.125      8 yrs.   1 mo.
  Chief Executive Officer                     500,000       23.125       36.75       23.125      8 yrs.   6 mos.
                                              300,000       25.1875      28.875     25.1875      9 yrs.   10 mos.
                                               70,000       25.1875      29.6875    25.1875      9 yrs.   10 mos.

Daniel F. Akerson.............    3/23/94     150,000    $  25.1875   $  29.6875  $ 25.1875      9 yrs.   10 mos.
  Chairman and
  Chief Executive Officer

Frank M. Drendel..............    1/10/97      24,000       23.125       27.25       23.125      9 yrs.   1 mo.
  President, Chairman and         3/23/94      24,000       23.125       29.50       23.125      8 yrs.   1 mo.
  Chief Executive Officer                      72,000       25.1875      29.6875    25.1875      9 yrs.   10 mos.
  of CommScope, NC

J.A. Blanchard, III...........    3/23/94     130,000       25.1875      29.9375    25.1875      9 yrs.   10 mos.
  Executive Vice President

Thomas A. Dumit...............    1/10/97      42,000       23.125       27.25       23.125      9 yrs.   1 mo.
  Vice President, General         3/23/94      24,000       23.125       29.50       23.125      8 yrs.   1 mo.
  Counsel and Secretary                        48,000       25.1875      29.6875    25.1875      9 yrs.   10 mos.

Paul J. Berzenski.............    1/10/97      17,000       23.125       27.25       23.125      9 yrs.   1 mo.
  Vice President and              3/23/94      16,000       23.125       29.50       23.125      8 yrs.   1 mo.
  Controller                                   30,000       25.1875      29.6875    25.1875      9 yrs.   10 mos.

Charles T. Dickson............    1/10/97      24,000       23.125       27.25       23.125      9 yrs.   1 mo.
  Vice President and              3/23/94      24,000       23.125       29.50       23.125      8 yrs.   1 mo.
  Chief Financial Officer                      90,000       25.1875      29.875     25.1875      9 yrs.   10 mos.

Lee R. Keenan.................    3/23/94      24,000       25.1875      29.6875    25.1875      9 yrs.   10 mos.
  Vice President-
  Human Resources

Richard C. Smith..............    1/10/97      16,000       23.125       23.25       23.125      9 yrs.   1 mo.
  Vice President-Taxes,           3/23/94      20,000       23.125       29.50       23.125      8 yrs.   1 mo.
  Treasurer and Assistant                      24,000       25.1875      29.6875    25.1875      9 yrs.   10 mos.
  Secretary

    Options held by former executives of GI listed above still employed by GI on the Distribution Date were cancelled on that date.

                      REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors of General Semiconductor, Inc. is providing this report to enable stockholders to understand the goals, policies and procedures relevant in establishing the compensation of the Company's Chief Executive Officer and other executive officers.

    The present Compensation Committee was established by the Board of Directors of the Company following the Distribution in July 1997, and is comprised entirely of non-employee directors. The Compensation Committee considers and recommends to the Board of Directors the base salary to be paid to the Chief Executive Officer, determines the base salary for all other executive officers and others as appropriate, administers and grants awards under the Company's equity-based incentive plans, administers any bonus plans of the Company, makes recommendations to the Board with respect to the Company's overall compensation policies and employee benefit plans, and performs such duties as the Board may from time to time request.

    The Compensation Committee of the GI Board of Directors prior to the Distribution, which was responsible for executive compensation, consisted of:
Nicholas C. Forstmann, Chairman; Lynn Forester and J. Tracy O'Rourke. The Plan Committee of the GI Board of Directors prior to the Distribution, which administered the 1993 Long-Term Incentive Plan and the Annual Incentive Plan of GI, consisted of: Lynn Forester and J. Tracy O'Rourke. Both such committees are together referred to as the "GI Compensation Committee."

    In establishing and administering the Company's compensation policies and programs subsequent to the Distribution, the Compensation Committee considered the compensation plans and arrangements established by GI prior to the Distribution, including the levels of individual compensation, and the recommendations and commitments made by GI and the Board of Directors in office prior to the Distribution as set forth in the June 13, 1997 Proxy Statement disseminated in connection with the Distribution, as well as factors relevant to the Company subsequent to the Distribution.

    The Company's compensation philosophy is based on the premise that the achievements of the Company result from the efforts of employees working toward common goals and objectives. The Company's compensation program is designed to reward its executive officers and other employees through a combination of equity-based and cash compensation and to attract, retain, and motivate highly qualified employees. A substantial portion of the Company's total cash compensation is intended to vary based on the Company's performance and reinforce the alignment of employee and stockholder interests. Compensation of executive officers and other management employees, including the Chief Executive Officer, is comprised of three principal elements: (i) stock ownership, (ii) base salary and (iii) annual bonuses, each of which is described below.

STOCK OWNERSHIP

    The Compensation Committee believes that executive officers and other employees, who are in a position to make a substantial contribution to the long-term success of the Company and to build stockholder value, should have a significant stake in the Company's ongoing success. Accordingly, one of the Company's principal methods of motivating executive officers and other employees is through a broad-based stock option program.

    PRE-DISTRIBUTION: GI BOARD OF DIRECTORS AND GI COMPENSATION COMMITTEE

    On January 10, 1997 prior to the Distribution, GI awarded options to purchase an aggregate of approximately 536,200 shares of GI Common Stock (pre-Distribution) to 16 executive officers (including: Mr. Friedland -- 150,000 shares of GI Common Stock (pre-Distribution); and Mr. Ostertag -- 47,000 shares of GI Common Stock (pre-Distribution) with an exercise price of $23.125 per share (pre-Distribution), the closing market price per share of GI Common Stock on the date of grant. Also on that date, the GI Board of Directors authorized an offer to the holders of existing options for an aggregate of 3,536,636 shares of GI Common Stock (pre-Distribution) to have such options cancelled as of such date and new options in respect of the same number of shares ("repriced options") granted as of such date with an exercise price of $23.125 per share (pre-Distribution), the closing market price per share of GI Common Stock on that date, such repriced options to become exercisable in one-third increments on July 10, 1997, January 10, 1998 and January 10, 1999. The GI Board of Directors determined that the pre-existing options would no longer provide sufficient incentives to, or encourage continued service from, employees as a result of the decline in the market price of the Common Stock due to factors beyond GI's control, and in light of the forthcoming Distribution; accordingly, the GI Compensation Committee authorized the "repricing" of these options. (For further information on repricing, see tables above "Option Grants in Last Fiscal Year" and "Ten-Year GI Option Repricings".) Repriced options were granted to the following named executive officers: Mr. Friedland -- 810,000 shares of GI Common Stock (pre-Distribution); Mr. Ostertag -- 54,000 shares of GI Common Stock (pre-Distribution); Mr. Nelson -- 28,000 shares of GI Common Stock (pre-Distribution); Mr. Guercio -- 8,200 shares of GI Common Stock (pre-Distribution); Mr. Caggia -- 7,500 shares of GI Common Stock (pre-Distribution); and Mr. Phillips -- 8,200 shares of GI Common Stock (pre-Distribution).

    Effective upon the Distribution, all of the outstanding options in respect of shares of GI Common Stock held by employees of General Semiconductor, Inc. were adjusted to reflect the Distribution and the Stock Split.

    POST-DISTRIBUTION: COMPANY BOARD OF DIRECTORS AND COMPENSATION COMMITTEE

    Following the Distribution, the Company continued in effect the General Instrument Corporation 1993 Long-Term Incentive Plan, renamed the Amended and Restated General Semiconductor, Inc. 1993 Long-Term Incentive Plan (the "1993 Long-Term Incentive Plan"), as adjusted to reflect the Distribution and the Stock Split. Subsequent to the Distribution in 1997, the Company granted an option to purchase 36,820 shares of Common Stock at an exercise price of $14.9375 per share, the closing market price per share of Common Stock on that date, to Stephen B. Paige, the Company's Senior Vice President, General Counsel and Secretary, in connection with his commencement of employment with the Company. On March 18, 1998, the Board of Directors adopted the 1998 Long-Term Incentive Plan, subject to approval by the stockholders at the Annual Meeting.

    Management recommends to the Compensation Committee those executive officers and other employees to whom options should be granted and the number of options to be granted to them. The recommendations are based on a review of the employee's individual performance, position and level of responsibility in the Company, long-term potential contribution to the Company and the number of options previously granted to the employee. Neither management nor the Compensation Committee assigned specific weights to these factors, although the executive's position and a subjective evaluation of his or her performance were considered most important. Generally, the number of options granted to an executive reflects his or her level of responsibility and position in the Company.

    To encourage employees to remain in the employ of the Company, options generally vest and become exercisable over a three or four-year period and are not exercisable until one year after the date of grant. It is expected that awards under the 1993 Long-Term Incentive Plan and the 1998 Long-Term Incentive Plan will be made periodically in furtherance of the goals described above.

BASE SALARY

    Base salary is intended to provide annual cash compensation that is consistent with the executive officer's position and contributions, and is competitive with comparable companies. Salaries paid to executive officers (other than the Chief Executive Officer) are based on the Chief Executive Officer's recommendations to the Compensation Committee, which is responsible for reviewing and approving or disapproving those recommendations.

    PRE-DISTRIBUTION: GI BOARD OF DIRECTORS AND GI COMPENSATION COMMITTEE

    Prior to the Distribution, the recommendations, and the response of the GI Compensation Committee, were based on a review of the same factors reviewed in connection with determining option grants and a review of two surveys of the range of salaries paid for comparable positions at approximately 100 other companies. (This survey information was provided by an independent benefits consulting firm on an aggregate basis and the GI Compensation Committee did not study the salaries or compensation practices of any particular company. Any overlap of the companies included in these surveys and those included in the Standard & Poor's Communication Equipment Manufacturers Index used in the graph of cumulative stockholder return included in this Proxy Statement is coincidental.) Neither management nor the GI Compensation Committee assigned specific weights to these factors, although the executive's position and a subjective evaluation of his or her performance were considered most important. Generally, an executive's base salary reflected his or her level of responsibility and position in GI. Moreover, the GI Compensation Committee did not target executives' cash compensation (or any element thereof) to any particular level in the group of companies, but rather reviewed the surveys to confirm that executive officers' cash compensation was within the middle range of cash compensation paid by companies with comparable revenues.

    POST-DISTRIBUTION: COMPANY BOARD OF DIRECTORS AND COMPENSATION COMMITTEE

    Following the Distribution, four named executive officers (other than the Chief Executive Officer) received base salary increases. Management's recommendations and the Compensation Committee's response were intended to more closely align the compensation of these executive officers with their new responsibilities in a publicly-traded company and were based on executive compensation data for comparable positions at 12 competitive companies. (This information was provided by an independent executive compensation consulting firm on an aggregate basis and the Compensation Committee did not study the salaries or compensation practices of any particular company. Any overlap of the companies included in this information and those included in the Standard & Poor's Mid-Cap 400 Index used in the graph of cumulative stockholder return included in this Proxy Statement is coincidental.) Neither management nor the Compensation Committee assigned specific weights to these factors, although the executive's position and a subjective evaluation of his or her performance were considered most important. Generally, an executive's base salary reflected his or her level of responsibility and position in the Company. Moreover, the Compensation Committee did not target executives' cash compensation (or any element thereof) to any particular level in the group of companies, but rather reviewed the competitive data to confirm that executive officers' cash compensation was within a competitive range of cash compensation paid by companies within the target group.

ANNUAL INCENTIVE BONUS

    POST-DISTRIBUTION: COMPANY BOARD OF DIRECTORS AND COMPENSATION COMMITTEE

    Following the Distribution, the Company continued in effect the Annual Incentive Plan, but adjusted the targets to reflect the Distribution. The Annual Incentive Plan is intended to provide a means of annually rewarding certain employees, including the named executive officers, based on the performance of the Company and on the achievement of personal performance objectives. This approach allows management to focus on key business objectives in the short-term and to support the long-term performance orientation of stock ownership.

    Management recommended, and the Compensation Committee established, for each executive officer a bonus target percentage of the executive officer's salary under the Annual Incentive Plan. That percentage was based on the executive officer's position in the Company and was the percentage of the executive officer's salary that would be paid if the performance targets were met. All executive officers of the Company participated in the Annual Incentive Plan following the Distribution, and the target award percentage for executive officers (other than the Chief Executive Officer) for 1997 ranged from 30% to 45%. Following the Distribution, six executive officers received increases in their bonus target percentages in connection with their new positions and responsibilities at the Company.

    Bonuses for executive officers are a function of the Company's achievement of its earnings per share target and its consolidated operating income target.

    Under the Annual Incentive Plan, if a financial target is exceeded, the portion of the bonus based on that target is increased above the target level, but may not exceed 150% of the target level. The maximum award any executive officer may receive for any performance period is 150% of the participant's base salary times his or her target award percentage. Awards are earned only if the Company attains or exceeds 90% of its financial targets. Each of the named executive officers received a bonus payment under the Annual Incentive Plan for 1997.

CHIEF EXECUTIVE OFFICER COMPENSATION

    PRE-DISTRIBUTION: GI BOARD OF DIRECTORS AND GI COMPENSATION COMMITTEE

    Richard S. Friedland served as Chief Executive Officer of GI from August 1995 through July 25, 1997. Mr. Friedland's annual salary rate in 1997 was $750,000 and his target bonus percentage under the Annual Incentive Plan was 70%. Mr. Friedland's annual salary rate and target bonus percentage as Chief Executive Officer of GI was unchanged from 1996. On January 10, 1997, the GI Board (i) granted to Mr. Friedland an option to purchase 150,000 shares of GI Common Stock (pre-Distribution), at an exercise price of $23.125 per share (pre-Distribution), the closing market price per share of GI Common Stock on that date and (ii) authorized an offer to Mr. Friedland to have options for an aggregate of 810,000 shares of GI Common Stock (pre-Distribution) canceled as of such date and a new option in respect of the same number of shares granted as of such date with an exercise price of $23.125 per share (pre-Distribution), the closing market price per share of GI Common Stock on that date, to become exercisable in one-third increments on July 10, 1997, January 10, 1998 and January 10, 1999. Also at that meeting, the GI Board instructed GI to enter into a severance protection agreement with Mr. Friedland, specifying that it would not be triggered by the Distribution transaction and Mr. Friedland's move to NextLevel Systems, Inc. Effective upon the Distribution, Mr. Friedland resigned to become Chief Executive Officer of NextLevel Systems, Inc.

    Immediately prior to the Distribution, Ronald A. Ostertag's 1997 compensation as President of the Power Semiconductor Division of GI was at an annual salary rate of $320,000 and his target bonus percentage under the Annual Incentive Plan was 50%, which was unchanged from 1996. On January 10, 1997 Mr. Ostertag (i) was granted an option to purchase 47,000 shares of GI Common Stock (pre-Distribution) at an exercise price of $23.125 per share (pre-Distribution), the closing market price per share of GI Common Stock on that date and (ii) had options to purchase an aggregate of 54,000 shares of GI Common Stock (pre-Distribution) canceled as of such date and a new option in respect of the same number of shares granted as of such date with an exercise price of $23.125 per share (pre-Distribution), the closing market price per share of GI Common Stock on that date, to become exercisable in one-third increments on July 10, 1997, January 10, 1998 and January 10, 1999. Mr. Ostertag was elected Chairman of the Board, President and Chief Executive Officer of the Company, at a GI Board Meeting on June 18, 1997 to become effective upon the Distribution. His compensation package for his new position was approved by the Executive Committee of the GI Board of Directors at a meeting on June 19, 1997 and consisted of an annual salary rate of $450,000 and a target bonus percentage under the Annual Incentive Plan of 65%.

    POST-DISTRIBUTION: COMPANY BOARD OF DIRECTORS AND COMPENSATION COMMITTEE

    The Board of Directors and Compensation Committee of the Company did not make any changes in Mr. Ostertag's compensation for 1997. Mr. Ostertag's bonus for 1997 (paid in 1998) under the Annual Incentive Plan was $215,000.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which was enacted in 1993, generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the Company on the last day of the taxable year. Section 162(m), however, allows a federal income tax deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by stockholders.

    The Compensation Committee has considered the tax deductibility of compensation awarded under the 1993 Long-Term Incentive Plan, the 1998 Long-Term Incentive Plan and the Annual Incentive Plan in light of Section 162(m). The Company has structured and intends to administer the stock option and stock appreciation right portions of the 1993 Long-Term Incentive Plan and the stock option, stock appreciation right, performance share and performance unit portion of the 1998 Long-Term Incentive Plan, and has structured the annual cash bonus paid to the Chief Executive Officer, with the intention that the compensation thereunder may qualify as "performance-based compensation" and, if so qualified, would be deductible. No executive officer's compensation in 1997 exceeded $1 million. It is not expected that any executive officer's compensation will be non-deductible in 1998 by reason of the application of Section 162(m).

Respectfully submitted,

Compensation Committee

Samuel L. Simmons, Chairman
Steven B. Klinsky
Peter A. Schwartz

PENSION PLAN AND SERP

    The following table shows, as of December 31, 1997, estimated aggregate annual benefits payable upon retirement at age 65 under the General Semiconductor, Inc. Pension Plan for Salaried and Hourly Paid Non-Union Employees (the "Pension Plan") and the General Semiconductor, Inc. Supplemental Executive Retirement Plan (the "SERP").

                               PENSION PLAN TABLE

                  AVERAGE ANNUAL BASIC                          ESTIMATED ANNUAL BENEFITS UPON RETIREMENT,
                  REMUNERATION DURING                                 WITH YEARS OF SERVICE INDICATED
               SIXTY CONSECUTIVE CALENDAR                 -------------------------------------------------------
               MONTHS PRIOR TO RETIREMENT                 15 YEARS   20 YEARS   25 YEARS    30 YEARS    35 YEARS
--------------------------------------------------------  ---------  ---------  ---------  ----------  ----------
$125,000................................................  $  25,920  $  34,560  $  43,200  $   51,840  $   51,840
 150,000................................................     31,545     42,060     52,575      63,090      63,090
 175,000................................................     37,170     49,560     61,950      74,340      74,340
 200,000................................................     42,795     57,060     71,325      85,590      85,590
 225,000................................................     48,420     64,560     80,700      96,840      96,840
 250,000................................................     54,045     72,060     90,075     108,090     108,090
 300,000................................................     56,295     75,060     93,825     112,590     112,590

    The compensation covered by the Company's Pension Plan and the Company's SERP is substantially that described under the "Salary" column of the Summary Compensation Table. However, pursuant to Section 401(a)(17) of the Code, the maximum amount of compensation that can be considered in computing benefits under the Company's Pension Plan for 1997 was $160,000. Under the SERP, compensation for 1997 in excess of $160,000, but not exceeding $260,000, is considered in computing benefits. Accordingly, the total compensation covered by the Company's Pension Plan and the Company's SERP for the calendar year 1997 was $260,000 for Mr. Ostertag, $223,200 for Mr. Nelson, $204,654 for Mr. Guercio, $198,608 for Mr. Caggia and $197,492 for Mr. Phillips. Credited years of service under both the Pension Plan and the SERP as of December 31, 1997 are as follows:
Mr. Ostertag, 19 years; Mr. Nelson, 7 years; Mr. Guercio, 23 years, Mr. Caggia, 11 years and Mr. Phillips, 8 years. Estimated benefits set forth in the Pension Plan Table were calculated on the basis of a single life annuity and Social Security covered compensation as in effect during 1997. Such estimated benefits are not subject to any deduction for Social Security or other offset amounts.

                               PERFORMANCE GRAPHS

GI

    The following graph compares the cumulative total return on $100 invested on June 30, 1992 in each of the GI Common Stock, the Standard & Poor's 500 Index and the Standard & Poor's Communication Equipment Manufacturers Index. The graph covers a period commencing June 1992, when the GI Common Stock was first publicly traded, through the Distribution Date. The graph is included below for historical purposes, only, as required by the applicable rules of the Commission, and will not be provided in future proxy statements. The return of the Standard & Poor's indices is calculated assuming reinvestment of dividends. For the purposes of the graph, the Distribution is treated as a non-taxable cash dividend that was converted into shares of Common Stock on July 25, 1997. GI did not pay any cash dividends. Returns are based upon end of period prices.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

FIVE-YEAR PERFORMANCE COMPARISON

                                         GI  S&P 500(0)     S&P COMM(0)
6/30/92                                 100         100             100
12/31/92
6/30/93                                 270         114             134
12/31/93                                393         119             128
6/30/94                                 397         115             106
12/31/94                                417         121             146
6/30/95                                 532         145             184
12/31/95                                325         166             222
6/30/96                                 402         182             252
12/31/96                                303         202             254
6/30/97                                 351         241             349
7/25/97                                 377         256             390

                                                                                              CUMULATIVE TOTAL RETURN
                                                                                        -----------------------------------
                                                       6/92        12/92       6/93        12/93       6/94        12/94
                                                        ---        -----        ---        -----        ---        -----
GI.................................................        100         177         270         393         397         417
S&P 500-Registered Trademark-......................        100         108         114         119         115         121
S&P Comm-Registered Trademark-.....................        100         133         134         128         106         146


                                                       6/95        12/95       6/96        12/96       6/97       7/25/97

                                                        ---        -----        ---        -----        ---     -----------

GI.................................................        532         325         402         303         351         377

S&P 500-Registered Trademark-......................        145         166         182         202         241         256

S&P Comm-Registered Trademark-.....................        184         222         252         254         349         390


GENERAL SEMICONDUCTOR, INC.

    The following graph compares the cumulative total return on $100 invested on July 28, 1997, the date General Semiconductor's stock was first publicly traded, in each of the General Semiconductor Common Stock, the Standard & Poor's 500 Index and the Standard & Poor's Mid-Cap 400 Index. The return of the Standard & Poor's indices is calculated assuming reinvestment of dividends. General Semiconductor has not paid any dividends. Returns are based upon end of period prices. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 FIVE-MONTH PERFORMANCE COMPARISON

                                              GENERAL SEMICONDUCTOR  S&P 500(0)  S&P 400(0)
7/28/97                                                         100         100         100
Aug-97                                                           93          94         100
Sep-97                                                           84          99         105
Oct-97                                                           75          96         101
Nov-97                                                           71         100         102
Dec-97                                                           76         102         106

                                                                                                  CUMULATIVE TOTAL RETURN
                                                                                             ---------------------------------
                                                                                  7/28/97      8/97       9/97        10/97
                                                                                -----------     ---        ---        -----
General Semiconductor.........................................................         100          93         84          75
S&P 500-Registered Trademark-.................................................         100          94         99          96
S&P Mid-Cap 400-Registered Trademark-.........................................         100         100        105         101


                                                                                   11/97        12/97
                                                                                   -----        -----
General Semiconductor.........................................................          71           76
S&P 500-Registered Trademark-.................................................         100          102
S&P Mid-Cap 400-Registered Trademark-.........................................         102          106

                   SEVERANCE PROTECTION AND OTHER AGREEMENTS

    On July 28, 1997, the Company entered into severance protection agreements with its Chief Executive Officer and its other executive officers. These agreements have a two-year term which is automatically extended for one year upon the first anniversary of the agreement and every anniversary thereafter unless notification is given to either the Company or the executive.

    The agreements provide severance pay and other benefits in the event of a termination of employment within 24 months of a Change in Control (as defined in the agreement) of the Company if such termination is for any reason other than
(i) by the Company for Cause or Disability (as such terms are defined in the agreement), (ii) by reason of the executive's death or (iii) by the executive other than for Good Reason (as defined in the agreement). Such severance pay will be in an amount equal to two times the sum of the executive's base salary and the executive's bonus amount that would be payable to the executive in the year of termination in the case of the Chief Executive Officer and one and one-half times such sum in the case of all other executive officers. In addition, the Company will pay the executive all accrued but unpaid compensation and a pro rata bonus (calculated up to the executive's termination date). The executive's benefits will be continued for either 24 months in the case of the Chief Executive Officer, or 18 months in the case of all other executive officers (in each case a "continuation period"). If, at the end of the continuation period, the executive is not employed by another employer (including self-employment), the executive will receive for up to six months, an amount equal to one-twelfth (1/12) of the sum of the executive's base salary and the executive's bonus amount. The executive will also receive limited reimbursement for outplacement, tax and financial planning assistance and reimbursement for relocation under certain circumstances. If the executive's employment is terminated without cause (i) within six months prior to a Change in Control or (ii) prior to the date of a Change in Control but (A) at the request of a third party who effectuates a Change in Control or (B) otherwise in connection with, or in anticipation of, a threatened Change in Control which actually occurs, such termination shall be deemed to have occurred after the Change in Control. In addition, the agreements provide for payments for Messrs. Ostertag, Nelson, Guercio, Caggia and Phillips of $160,000, $89,280, $66,290, $63,350, $62,300, respectively, if such executive officers remain employed by the Company on May 31, 1998.

    If the executive's employment is terminated by the Company for Cause or Disability, by reason of the executive's death or by the executive other than for Good Reason, the Company shall pay to the executive his accrued compensation. In addition, in the case of a termination by the Company for Disability or due to the executive's death, the executive will receive a pro rata bonus in addition to accrued compensation.

    The agreements provide for a gross-up payment by the Company in the event that the total payments the executive receives under the agreement or otherwise are subject to the excise tax under Section 4999 of the Code. In such an event, the Company will pay an additional amount so that the executive is made whole on an after-tax basis from the effect of the excise tax.

    Except for the severance protection agreements described above, the Company's Pension Plan, the Company's SERP, the Company's Savings Plan, the 1993 Long-Term Incentive Plan, the 1998 Long-Term Incentive Plan, the Annual Incentive Plan and the Company's Deferred Compensation Plan (under which certain employees may elect to defer receipt of a designated percentage or amount of their compensation), there are no compensatory plans or arrangements with respect to any of the named executive officers which are triggered by, or result from, the resignation, retirement or any other termination of such executive's employment, a change in control of the Company or a change in such executive's responsibilities following a change in control.

                       CERTAIN RELATED PARTY TRANSACTIONS

    Prior to the Distribution, an affiliate of Forstmann Little & Co. provided aircraft maintenance services to GI and charged GI approximately $1.3 million for such services in 1997. GI believes that the terms of these transactions were no less favorable to GI than the terms which could be obtained from an unrelated third party.

    Since 1989, the Company has been a party to a Research Agreement with National Microelectronics Research Centre (the "Centre"), a non-profit educational and research facility (funded in significant part by industrial research projects) located at University College Cork, Ireland. Pursuant to this agreement, the Company makes annual payments to the Centre to sponsor research in a minimum amount of $150,000 (subject to increase for particular research projects specified by the Company). Payments under this agreement were approximately $475,000 in 1997 and are expected to be approximately $580,000 in 1998. Dr. Gerard T. Wrixon, a director of the Company, is a Founder and Director of the Centre.

                           CERTAIN LEGAL PROCEEDINGS

    A securities class action is presently pending in the United States District Court for the Northern District of Illinois, Eastern Division, IN RE GENERAL INSTRUMENT CORPORATION SECURITIES LITIGATION. This action, which consolidates numerous class action complaints filed in various courts between October 10 and October 27, 1995, is brought by plaintiffs, on their own behalf and as representatives of a class of purchasers of GI Common Stock during the period March 21, 1995 through October 18, 1995. The complaint alleges that, prior to the Distribution, GI and certain of its officers and directors, as well as Forstmann Little & Co. and certain related entities, violated the federal securities laws, namely, Sections 10(b) and 20(a) of the Exchange Act, by allegedly making false and misleading statements and failing to disclose material facts about GI's planned shipments in 1995 of its CFT 2200 and DigiCipher II products. The plaintiffs have moved for class certification and the Company has filed its opposition to class certification. Also pending in the same court, under the same name, is a derivative action brought on behalf of the Company. The derivative action alleges that, prior to the Distribution, the members of the GI Board of Directors, several of its officers and Forstmann Little & Co. and related entities have breached their fiduciary duties by reason of the matter complained of in the class action and the defendant's alleged use of material non-public information to sell shares of GI Common Stock for personal gain. The court had granted the defendants motions to dismiss the original complaints in both of these actions, but allowed the plaintiffs in each action an opportunity to file amended complaints. Amended complaints were filed on November 7, 1997. The defendants have answered the amended consolidated complaint in the class actions, denying liability, and have filed a renewed motion to dismiss the derivative action. In connection with the Distribution, General Instrument Corporation (formerly "NextLevel Systems, Inc.") agreed to indemnify the Company with respect to its obligations, if any, relating to these actions.

                  APPROVAL OF THE GENERAL SEMICONDUCTOR, INC.
                         1998 LONG-TERM INCENTIVE PLAN

GENERAL

    As of March 2, 1998, there remained only 97,880 shares of Common Stock available for future grants pursuant to the Amended and Restated General Semiconductor, Inc. 1993 Long-Term Incentive Plan (the "1993 LTIP"). In order to continue to motivate key employees of the Company subsequent to the Distribution, the Compensation Committee determined that it was in the Company's best interest to increase the number of shares with respect to which options and other awards may be granted pursuant to such a plan. Consequently, on March 18, 1998 the Company's Board of Directors adopted, subject to the approval of the Company's stockholders at the Annual Meeting, the 1998 Long-Term Incentive Plan (the "1998 LTIP") in order to (i) reinforce the alignment of employee, director and stockholder interests and (ii) provide additional incentive and reward opportunities to current employees and directors to encourage them to enhance the profitable growth of the Company.

    The 1998 LTIP provides for the granting of options, stock appreciation rights, dividend equivalent rights, restricted stock, performance units, performance shares, phantom stock, director shares and share awards to employees, officers, consultants, advisors and directors of the Company and its Subsidiaries. The 1998 LTIP is intended to replace the 1993 LTIP and, following the approval of the 1998 LTIP by stockholders at the Annual Meeting, no further awards or options will be granted pursuant to the 1993 LTIP. All Shares available for future grant under the 1993 LTIP, and those Shares in respect of options or awards granted or issued pursuant to the 1993 LTIP which are subsequently forfeited, expire or otherwise terminate without having been exercised, will be added to the number of Shares available for grant under the 1998 LTIP.

    The principal provisions of the 1998 LTIP are summarized below. This summary, however, does not purport to be complete and is qualified in its entirety by reference to the 1998 LTIP which has been included as Annex A to this Proxy Statement. All capitalized terms used below have the meanings set forth in the 1998 LTIP, unless otherwise indicated.

PURPOSE OF THE 1998 LTIP

    The purpose of the 1998 LTIP is based on the premise that the achievements of the Company result from the efforts of employees and directors working toward common goals and objectives. The 1998 LTIP is designed to attract, retain and motivate highly qualified employees, reinforce the alignment of employee, director and stockholder interests and reward its employees, officers, consultants, advisors and directors based on the Company's performance. It is intended that this purpose be achieved by extending to employees, officers, consultants, advisors and directors of the Company and its Subsidiaries an added long-term incentive through the grant of Options and Awards.

DESCRIPTION OF THE 1998 LTIP

    ADMINISTRATION.The 1998 LTIP will be administered by a committee (the "Committee") consisting of at least two directors of the Company who are "non-employee directors" within the meaning of Rule 16b-3 promulgated under
Section 16(b) of the Exchange Act. The Board may, however, reserve to itself or exercise any or all of the authority and responsibility of the Committee under the 1998 LTIP. It may also delegate to another committee of the Board any or all of the authority and responsibility of the Committee with respect to Awards to Optionees or Grantees, as the case may be, who are not Section 16 Grantees at the time any such delegated authority or responsibility is exercised. The Committee will (i) select those individuals to whom Options and Awards will be granted, and (ii) determine the type, the size and the terms and conditions of Options and Awards, the vesting provisions of Restricted Stock, Phantom Stock and Options, and the restrictions or performance criteria relating to Restricted Stock, Phantom Stock, Performance Units and Performance Shares. The Committee will also construe and interpret the 1998 LTIP.

    SHARES. The maximum number of Shares that may be made the subject of Options and Awards granted under the 1998 LTIP is 4.9 million plus the Shares which are available for future grant under the 1993 LTIP as of the date the stockholders approve the 1998 LTIP; PROVIDED, HOWEVER, that in the aggregate, not more than 250,000 Shares may be made the subject of Awards other than Options and Stock Appreciation Rights. The maximum number of Shares with respect to which Options and Awards may be granted to any individual in any three calendar year period is 750,000. The maximum dollar amount of cash or the Fair Market Value of Shares that may be paid to any individual in any calendar year with respect to Performance Units denominated in dollars may not exceed $1,000,000. In the event of any Change in Capitalization, however, the Committee may adjust the maximum number and class of Shares with respect to which Options and Awards may be granted, the number and class of Shares which are subject to outstanding Options and Awards and the purchase price therefor. If any Option (and any option granted or issued pursuant to the 1993 LTIP) is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment of the exercise price, the maximum number of Shares available under the 1998 LTIP will be increased by the number of Shares so tendered. In addition, if any Option or Award or portion thereof (and any option or award granted or issued pursuant to the 1993 LTIP) is canceled, is settled in cash (including the settlement of tax withholding obligations using Shares) or expires or terminates without having been exercised, the Shares subject to that Option or Award (or other option or award) again become available for grant under the 1998 LTIP.

    ELIGIBILITY. Any of the Company's or its Subsidiaries' employees, officers, consultants, advisors or directors are eligible to participate in the 1998 LTIP (each an "Eligible Individual").

    OPTIONS. Pursuant to the 1998 LTIP, the Committee will grant to each non-employee director (other than a director who is a general partner of any of the Forstmann Little Companies) of the Company (an "Eligible Director") Nonqualified Stock Options to purchase 20,000 Shares in connection with his or her initial election to the Board, and an additional Option in respect of 20,000 Shares on each third anniversary of each Eligible Directors' first appointment to the Board, if such Eligible Director is still serving on the Board (the "Automatic Director Options"). The per share exercise price of the Automatic Director Options will be equal to 100% of the Fair Market Value of the Shares on the date the option is granted. The Automatic Director Options will be exercisable with respect to one-third of the underlying Shares on each of the first, second and third anniversaries of the date on which they were granted. If an Eligible Director ceases to serve as a director of the Company for any reason, Automatic Director Options will be exercisable, during their remaining term, to the extent that the option was exercisable on the date the Eligible Director ceases to serve as a director. The term of each Automatic Director Option is ten (10) years; PROVIDED, HOWEVER, that an Automatic Director Option may, upon the death of an Eligible Director who dies while serving as a director, be exercised for up to one (1) year following he date of such Eligible Director's death even if such period extends beyond ten (10) years from the date of such Automatic Director Option is granted.

    In addition, the Committee may grant Nonqualified Stock Options and Incentive Stock Options to any Eligible Individual. The per share exercise price of the Options is fixed by the Committee when the Options are granted and must be at least 100% of the Fair Market Value of the Shares on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

    Each Option (other than an Automatic Director Option) will be exercisable at the times and in the installments determined by the Committee at the time of grant and as provided for in the Agreement evidencing the grant. All outstanding Options will become fully exercisable upon a Change of Control. A "Change of Control" under the 1998 LTIP means, generally: (i) the acquisition by any person, other than the Forstmann Little Companies, of beneficial ownership of voting securities resulting in such person beneficially owning (A) 33% or more of the combined voting power of the Company's then outstanding voting securities, and (B) a number of voting securities greater than the aggregate number then beneficially owned by the Forstmann Little Companies; (ii) the individuals who, as of March 18, 1998, the date of adoption of the 1998 LTIP, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; or (iii) approval by stockholders of: (A) a merger, consolidation or reorganization involving the Company unless:
(1) the stockholders of the Company, immediately before such merger, consolidation or reorganization own, following such merger, consolidation or reorganization at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization in substantially the same proportion as before the merger, consolidation or reorganization; and (2) the members of the Incumbent Board immediately prior to the merger, consolidation or reorganization constitute at least a majority of the Board of the surviving corporation; and
(3) no person has beneficial ownership of 33% or more of the combined voting power of the surviving corporation's then outstanding voting securities; (B) a complete liquidation or dissolution of the Company; or (C) the disposition of all or substantially all of the assets of the Company.

    In addition, the Committee reserves the authority to accelerate the exercisability of any Option (other than an Automatic Director Option). Each Option (other than an Automatic Director Option) terminates at the time determined by the Committee, except that the term of each Option may not exceed ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder); PROVIDED,

HOWEVER, that the Committee may provide that an Option (other than an Incentive Stock Option or an Automatic Director Option) may, upon the death of the Optionee, be exercised for up to one (1) year following the date of such Optionee's death even if such period extends beyond ten (10) years from the date such Option is granted. Options are not transferable by the Optionee except by will or the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act) and may be exercised during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth in the Agreement evidencing an Option (other than an Incentive Stock Option) at the time of grant or thereafter, that the Option may be transferred to members of the Optionee's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. In the discretion of the Committee, the exercise price for Shares acquired pursuant to the exercise of an Option may be paid (i) in cash, (ii) by transferring Shares (either actually or by attestation) to the Company, or (iii) by a combination of the foregoing. Further, the Committee may permit Optionees to elect to defer the issuance of Shares upon the exercise of Nonqualified Stock Options granted pursuant to the 1998 LTIP.

    STOCK APPRECIATION RIGHTS. The 1998 LTIP permits the granting of Stock Appreciation Rights to employees of the Company or a Subsidiary in connection with an Option or as a freestanding right. A Stock Appreciation Right permits the Grantee to receive, upon exercise of the Stock Appreciation Right, cash and/or Shares, at the discretion of the Committee, in an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted (or in the case of a Stock Appreciation Right related to an Option, the per Share exercise price under the related option), by (ii) the number of Shares as to which the Stock Appreciation Right is being exercised. When a Stock Appreciation Right is granted, however, the Committee may establish a limit on the maximum amount the Optionee may receive upon exercise of the Stock Appreciation Right. A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable. The Committee will decide, when each freestanding Stock Appreciation Right is granted, the time or times when the Stock Appreciation Right will be exercisable. However, the Committee reserves the authority to thereafter accelerate the exercisability of any Stock Appreciation Right.

    DIVIDEND EQUIVALENT RIGHTS. Dividend Equivalent Rights may be granted to Eligible Individuals in tandem with an Option or Award or as a separate Award. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Right is granted. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting or other lapse of restrictions on the Option or Award to which the Dividend Equivalent Rights relate. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof.

    RESTRICTED STOCK. Restricted Stock Awards may be granted by the Committee to any Eligible Individuals and the Committee will determine, when each Restricted Stock Award is made, the terms of the Restricted Stock Award, including the price, if any, to be paid by the Grantee for the Restricted Stock, the restrictions placed on the Shares and the time or times when the restrictions will lapse; PROVIDED, HOWEVER, that except in the case of Shares of Restricted Stock issued in full or partial settlement of another Award or other earned compensation, or in the event of the Grantee's termination of employment, as determined by the Committee and set forth in the Agreement evidencing the Award, such restrictions shall not lapse prior to the third anniversary of the date on which such Shares of Restricted Stock were granted. Unless the Committee shall determine otherwise at the time of the grant of an Award of Restricted Stock, the restrictions upon Shares of Restricted Stock shall lapse upon a Change in Control.

    PERFORMANCE UNITS AND PERFORMANCE SHARES. Performance Units and Performance Shares will be awarded as the Committee may determine, and the vesting of Performance Units and Performance Shares will be based upon the Company's attainment of specified Performance Objectives within the Performance Cycle. Performance Objectives and the length of the Performance Cycle for Performance Units and Performance Shares will be determined by the Committee when the Award is made. Performance Objectives may be expressed in terms of (i) earnings per Share, (ii) Share price, (iii) pre-tax profits, (iv) net earnings, (v) return on equity or assets, (vi) revenues, (vii) EBITDA, (viii) market share or market penetration, or (ix) any combination of the foregoing. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Agreements evidencing Awards of Performance Units and Performance Shares will set forth the terms and conditions of the Awards, including those applicable in the event of the Grantee's termination of employment or a Change of Control. Performance Units may be denominated in dollars or in Shares, and payments in respect of vested Performance Units will be made in cash or Shares or any combination of the foregoing, as determined by the Committee.

    SHARE AWARDS. The Committee may grant Share Awards on such terms and conditions as it may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by an Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

    PHANTOM STOCK. The Committee may grant Phantom Stock, subject to the terms and conditions established by the Committee. Upon the vesting of a Phantom Stock Award, the Grantee will be entitled to receive a cash payment in respect of each share of Phantom Stock equal to the Fair Market Value of a Share as of the date the Phantom Stock Award was granted or such other date as determined by the Committee when the Phantom Stock Award was granted. The Committee may, when a Phantom Stock Award is granted, provide a limitation on the amount payable in respect of each share of Phantom Stock. In lieu of a cash payment, the Committee may settle Phantom Stock Awards with Shares having a Fair Market Value equal to the cash payment to which the Grantee has become entitled.

    DIRECTOR SHARES. Each Eligible Director will be granted 1,000 Director Shares upon his or her initial election to the Company's Board of Directors.

    AMENDMENT AND TERMINATION. The 1998 LTIP will terminate in 2008 on the tenth anniversary of its adoption. The Board may sooner terminate the 1998 LTIP and the Board may at any time and from time to time amend, modify or suspend the 1998 LTIP; PROVIDED, HOWEVER, that: (i) no such amendment or termination may adversely affect any Options or Awards theretofore granted under the Plan, without the consent of the Optionee or Grantee; and (ii) to the extent necessary under any applicable law, no amendment will be effective unless approved by the stockholders of the Company. No modification of an Option or Award shall adversely affect any rights or obligations under the Option or Award without the consent of the Optionee or Grantee.

OPTIONS TO BE GRANTED TO CERTAIN INDIVIDUALS AND GROUPS

    As of the date of this Proxy Statement, no grants have been made under the 1998 LTIP and the Compensation Committee has no immediate intention or plans to make any grants. Presently there are approximately 208 Eligible Individuals and 4 Eligible Directors (as such terms are defined in the 1998 LTIP) who could qualify to participate in the 1998 LTIP. Because adoption of the 1998 LTIP is subject to stockholder approval and because the granting of Options and Awards will be entirely within the discretion of the Committee, it is not possible to determine the employees, directors and other persons to whom Options or Awards will be granted under the 1998 LTIP or the number of Shares or value of dollar-denominated grants to be covered by such Options and Awards.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES RELATING TO AWARDS UNDER THE 1998 LTIP

    INCENTIVE STOCK OPTION ("ISO"). In general, an Optionee will not recognize taxable income upon the grant or exercise of an ISO, and the Company and its Subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an ISO. (However, upon the exercise of an ISO, the excess of the fair market value on the date of exercise of the shares received over the exercise price of the option will be treated as an adjustment to alternative minimum taxable income.) In order for the exercise of an ISO to qualify as an ISO, an Optionee generally must be an employee of the Company or a Subsidiary (within the meaning of Section 422 of the Code) from the date the ISO is granted through the date three months before the date of exercise (one year preceding the date of exercise in the case of an Optionee whose employment is terminated due to disability). The employment requirement does not apply where an Optionee's employment is terminated due to his or her death.

    If an Optionee has held the shares acquired upon exercise of an ISO for at least two years after the date of grant and for at least one year after the date of exercise, when the Optionee disposes of the Shares, the difference, if any, between the sales price of the Shares and the exercise price of the Option will be treated as long-term capital gain or loss subject to reduced rates of tax, provided that any gain will be subject to further reduced rates of tax if Shares are held for more than eighteen months after the date of exercise. If an Optionee disposes of the Shares prior to satisfying these holding period requirements (a "Disqualifying Disposition"), the Optionee will recognize ordinary income (treated as compensation) at the time of the Disqualifying Disposition, generally in an amount equal to the excess of the fair market value of the Shares at the time the Option was exercised over the exercise price of the Option. The balance of the gain realized, if any, will be short-term or long-term capital gain, depending upon whether the Shares have been held for at least twelve months after the date of exercise, with the lowest capital gain rates available if Shares are held for more than eighteen months after the date of exercise. If the Optionee sells the shares in a Disqualifying Disposition at a price below the fair market value of the shares at the time the option was exercised, the amount of ordinary income (treated as compensation) will be limited to the amount realized on the sale over the exercise price of the Option. In general, if the Company and its Subsidiaries comply with applicable income reporting requirements, the Company and its Subsidiaries will be allowed a business expense deduction to the extent an Optionee recognizes ordinary income.

    NONQUALIFIED STOCK OPTION. In general, an Optionee who receives a Nonqualified Stock Option will recognize no income at the time of the grant of the Option. In general, upon exercise of a Nonqualified Stock Option, an Optionee will recognize ordinary income (treated as compensation) in an amount equal to the excess of the fair market value of the Shares on the date of exercise (or in the case of an Optionee who has timely elected to defer the issuance of Shares upon exercise of an Option, the date of issuance of the Shares) over the exercise price of the Option. The basis in shares acquired upon exercise of a Nonqualified Stock Option will equal the fair market value of such shares at the time of exercise, and the holding period of the Shares (for capital gain purposes) will begin on the date of exercise. In general, if the Company and its Subsidiaries comply with applicable income reporting requirements, they will be entitled to a business expense deduction in the same amount and at the same time as the Optionee recognizes ordinary income. In the event of a sale of the Shares received upon the exercise of a Nonqualified Stock Option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss, provided that any gain will be subject to reduced rates of tax if the Shares were held for more than twelve months and will be subject to further reduced rates if the Shares were held for more than eighteen months. Special rules may apply with respect to persons who may be subject to Section 16(b) of the Exchange Act.

    EXCISE TAXES. Under certain circumstances, the accelerated vesting or exercise of Options in connection with a Change in Control might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, an Optionee may be subject to a 20% excise tax and the Company and its Subsidiaries may be denied a tax deduction.

    Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the Company on the last day of the taxable year, but does not disallow a deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by stockholders. The Company has structured the 1998 LTIP with the intention that compensation resulting from awards of Options, Stock Appreciation Rights, Performance Shares and Performance Units may qualify as "performance-based compensation" and, if so qualified, would be deductible. Accordingly, the Company is seeking stockholder approval of the 1998 LTIP and will not grant Options or Awards thereunder if such stockholder approval is not obtained.

PROXIES WILL BE VOTED FOR APPROVAL OF THE 1998 LTIP UNLESS OTHERWISE SPECIFIED
  IN THE PROXY.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE
  1998 LTIP.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Based on the recommendation of the Audit Committee, the Board of Directors appointed Deloitte & Touche LLP, independent certified public accountants, to audit and report on the consolidated financial statements of the Company for the year ending December 31, 1998 and to perform such other services as may be required of them. The Board of Directors is asking the stockholders to ratify and approve this action. Deloitte & Touche LLP has served as the Company's independent accountants since September 1990. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will be afforded the opportunity, if so desired, to make a statement or respond to appropriate questions that may come before the Annual Meeting.

    Although such ratification is not required by law, the Board of Directors believes that stockholders should be given the opportunity to express their views on the subject. While not binding on the Board of Directors, the failure of the stockholders to ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants would be considered by the Board of Directors in determining whether to continue with the services of Deloitte & Touche LLP.

          STOCKHOLDER PROPOSALS FOR THE COMPANY'S 1999 ANNUAL MEETING

    Stockholders who intend to present proposal(s) at the 1999 Annual Meeting, and who wish to have such proposal(s), included in the proxy statement for such meeting, must submit such proposal(s) in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Secretary, General Semiconductor, Inc., 10 Melville Park Road, Melville, New York 11747, which notice must be received no later than December 15, 1998. Such proposals must meet the requirements set forth in the rules and regulations of the Commission in order to be eligible for inclusion in the Company's proxy statement for its 1999 Annual Meeting.

                            SOLICITATION OF PROXIES

    Proxies will be solicited by mail, telephone, or other means of communication. Solicitation of proxies also may be made by directors, officers and regular employees of the Company. The Company has retained Kissel Blake, Inc. to assist in the solicitation of proxies from stockholders. Kissel Blake, Inc. will receive a fee of $6,500 plus reimbursement of certain out-of-pocket expenses. The Company will reimburse brokerage firms, custodians, nominees and fiduciaries in accordance with the rules of the NYSE, for reasonable expenses incurred by them in forwarding materials to the beneficial owners of shares. The cost of soliciting proxies will be borne by the Company.

                                 OTHER MATTERS

    The Company knows of no other matter to be brought before the Annual Meeting. If any other matter requiring a vote of the stockholders should come before the Annual Meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with their best judgement.

    The Company will furnish, without charge, to each person whose proxy is being solicited upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Commission (excluding exhibits). Copies of any exhibits thereto also will be furnished upon the payment of a reasonable duplicating charge. Requests in writing for copies of any such materials should be directed to General Semiconductor, Inc., 10 Melville Park Road, Melville, New York 11747, Attention: Vice President, Investor Relations.

                                          By Order of the Board of Directors,

                                          /s/ Stephen B. Paige

                                          Stephen B. Paige

                                          SECRETARY

Melville, New York
April 1, 1998

                                                                         ANNEX A

                          GENERAL SEMICONDUCTOR, INC.
                         1998 LONG-TERM INCENTIVE PLAN
                           AS ADOPTED MARCH 18, 1998

1. PURPOSE.

    The purpose of this Plan is based on the premise that the achievements of the Company result from the efforts of employees working toward common goals and objectives. This Plan is designed to attract, retain and motivate highly qualified employees, reinforce the alignment of employee and stockholder interests and reward its employees, officers, consultants, advisors and directors based on the Company's performance. It is intended that this purpose be achieved by extending to employees, officers, consultants, advisors and directors of the Company and its Subsidiaries an added long-term incentive through the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Dividend Equivalent Rights, Performance Awards, Share Awards, Director Shares, Phantom Stock and Restricted Stock (as each term is herein defined).

2. DEFINITIONS.

    For purposes of the Plan:

    2.1 "Adjusted Fair Market Value" means, in the event of a Change of Control, the greater of (a) the highest price per Share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change of Control or (b) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change of Control.

    2.2 "Affiliate" means any entity, directly or indirectly, controlled by, controlling or under common control with the Company or any corporation or other entity acquiring, directly or indirectly, all or substantially all the assets and business of the Company, whether by operation of law or otherwise.

    2.3 "Agreement" means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

    2.4 "Award" means a grant of Restricted Stock, Phantom Stock, a Stock Appreciation Right, a Performance Award, a Dividend Equivalent Right, a Share Award, Director Shares or any or all of them.

    2.5 "Beneficial Owner," "Beneficially Owned" and "Beneficially Owning" shall have the meanings applicable under Rule 13d-3 promulgated under the Exchange Act.

    2.6 "Board" means the Board of Directors of the Company.

    2.7 "Cause" means: unless otherwise set forth in an Agreement, (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

    2.8 "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or exchange of Shares for a different number or kind of Shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

    2.9 "Change of Control" means any of the following:

        (i) the acquisition by any Person other than Instrument Partners or Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership IV or any of their affiliates (collectively, the "Forstmann Little Companies") of Beneficial Ownership of Voting Securities which, when added to the Voting Securities then Beneficially Owned by such Person, would result in such Person Beneficially Owning (A) 33% or more of the combined Voting Power of the Company's then outstanding Voting Securities, and (B) a number of Voting Securities greater than the aggregate number of Voting Securities then Beneficially Owned by the Forstmann Little Companies; PROVIDED, HOWEVER, that for purposes of this paragraph (i), a Person shall not be deemed to have made an acquisition of Voting Securities if such
    Person: (1) acquires Voting Securities as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such Voting Securities are treated on a pro rata basis; (2) acquires the Voting Securities directly from the Company; (3) becomes the Beneficial Owner of 33% or more of the combined Voting Power of the Company's then outstanding Voting Securities solely as a result of the acquisition of Voting Securities by the Company or any Subsidiary which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person, provided that if (x) a Person would own at least such percentage as a result of the acquisition by the Company or any Subsidiary and (y) after such acquisition by the Company or any Subsidiary, such Person acquires Voting Securities, then an acquisition of Voting Securities shall have occurred; (4) is the Company or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Controlled Entity"); or (5) acquires Voting Securities in connection with a "Non-Control Transaction" (as defined in paragraph (iii) below); or

        (ii) the individuals who, as of the Effective Date, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; PROVIDED, HOWEVER, that if either the election of any new director or the nomination for election of any new director by the Company's stockholders was approved by a vote of at least two-thirds of the Incumbent Board prior to such election or nomination, such new director shall be considered as a member of the Incumbent Board; PROVIDED FURTHER, HOWEVER, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

        (iii) approval by stockholders of the Company of:

        (A) a merger, consolidation or reorganization involving the Company (a "Business Combination"), unless

        (1) the stockholders of the Company, immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from the Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination, and

        (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least a majority of the members of the Board of Directors of the Surviving Corporation, and

        (3) no Person (other than the Company or any Controlled Entity, a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Controlled Entity, or any Person who, immediately prior to the Business Combination, had Beneficial Ownership of 33% or more of the then outstanding Voting Securities) has Beneficial Ownership of 33% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities (a Business Combination satisfying the conditions of clauses (1), (2) and (3) of this subparagraph (A) shall be referred to as a "Non-Control Transaction");

        (B) a complete liquidation or dissolution of the Company; or

        (C) the sale or other disposition of all or substantially all of the assets of the Company (other than a transfer to a Controlled Entity).

    Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because 33% or more of the then outstanding Voting Securities is Beneficially Owned by (x) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Controlled Entity or (y) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

    2.10 "Code" means the Internal Revenue Code of 1986, as amended.

    2.11 "Committee" means a committee, as described in Section 3.1, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

    2.12 "Company" means General Semiconductor, Inc.

    2.13 "Director" means a director of the Company.

    2.14 "Director Option" means an Option granted pursuant to Section 6.

    2.15 "Director Share" means a Share issued or transferred pursuant to
Section 12.3.

    2.16 "Disability" means a mental or physical condition which, in the opinion of the Committee, renders a Grantee unable or incompetent to carry out the job responsibilities which such Grantee held or the duties to which such Grantee was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration.

    2.17 "Division" means any of the operating units or divisions of the Company designated as a Division by the Committee.

    2.18 "Dividend Equivalent Right" means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.

    2.19 "Eligible Director" means a director of the Company who is not an employee of the Company or any Subsidiary, or a general partner of any of the Forstmann Little Companies.

    2.20 "Eligible Individual" means any director, officer or employee of the Company or a Subsidiary, or any consultant or advisor of the Company or a Subsidiary, designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein.

    2.21 "Employee Option" means an Option granted pursuant to Section 5.

    2.22 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    2.23 "Fair Market Value" of any security of the Company or any other issuer means, as of any applicable date:

        (i) if the security is listed for trading on the New York Stock Exchange, the closing price, regular way, of the security as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale, or

        (ii) if the security is not so listed, but is listed on another national securities exchange or authorized for quotation on the National Association of Securities Dealers, Inc.'s NASDAQ National Market System ("NASDAQ/NMS"), the closing price, regular way, of the security on such exchange or NASDAQ/NMS, as the case may be, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale, or

        (iii) if the security is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported, or

        (iv) if the security is not listed for trading on a national securities exchange or is not authorized for quotation on NASDAQ/NMS or NASDAQ, the fair market value of the security as determined in good faith by the Committee and, in the case of an Incentive Stock Option, in accordance with
    Section 422 of the Code.

    2.24 "Grantee" means a person to whom an Award has been granted under the Plan.

    2.25 "Incentive Stock Option" means an Option satisfying the requirements of
Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

    2.26 "Nonemployee Director" means a director of the Company who is a "nonemployee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

    2.27 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

    2.28 "Option" means a Nonqualified Stock Option, an Incentive Stock Option, a Director Option, or any or all of them.

    2.29 "Optionee" means a person to whom an Option has been granted under the Plan.

    2.30 "Outside Director" means a director of the Company who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

    2.31 "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

    2.32 "Performance Awards" means Performance Units, Performance Shares or either or both of them.

    2.33 "Performance-Based Compensation" means any Option or Award that is intended to constitute "performance based compensation" within the meaning of
Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

    2.34 "Performance Cycle" means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.

    2.35 "Performance Objectives" has the meaning set forth in Section 11.

    2.36 "Performance Shares" means Shares issued or transferred to an Eligible Individual under Section 11.

    2.37 "Performance Units" means Performance Units granted to an Eligible Individual under Section 11.

    2.38 "Person" shall mean a person within the meaning of Section 13(d) and 14(d) of the Exchange Act.

    2.39 "Phantom Stock" means a right granted to an Eligible Individual under
Section 12 representing a number of hypothetical Shares.

    2.40 "Plan" means the General Semiconductor, Inc. 1998 Long-Term Incentive Plan, as amended and restated from time to time.

    2.41 "Pooling Transaction" means an acquisition of the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles.

    2.42 "Restricted Stock" means Shares issued or transferred to an Eligible Individual pursuant to Section 10.

    2.43 "Section 16 Grantee" means a person subject to potential liability with respect to equity securities of the Company under Section 16(b) of the Exchange Act.

    2.44 "Share Award" means an Award of Shares granted pursuant to Section 12.

    2.45 "Shares" means the common stock, par value $.01 per share, of the Company.

    2.46 "Stock Appreciation Right" means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 8 hereof.

    2.47 "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

    2.48 "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

    2.49 "Ten-Percent Stockholder" means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

    2.50 "Voting Power" shall mean the combined voting power of the then outstanding Voting Securities.

    2.51 "Voting Securities" shall mean, with respect to the Company or any Subsidiary, any securities issued by the Company or such Subsidiary, respectively, which generally entitle the holder thereof to vote for the election of directors of the Company or such Subsidiary, respectively.

3. ADMINISTRATION.

    3.1 COMMITTEE ADMINISTRATION. The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not fewer than two members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least two (2) Directors and may consist of the entire Board; PROVIDED, HOWEVER, that (A) if the Committee consists of less than the entire Board, each member shall be a Nonemployee Director and (B) to the extent necessary for any Option or Award intended to qualify as Performance-Based Compensation to so qualify, each member of the Committee, whether or not it consists of the entire Board, shall be an Outside Director. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

    3.2 BOARD RESERVATION AND DELEGATION. The Board may, in its discretion, reserve to itself or exercise any or all of the authority and responsibility of the Committee hereunder. It may also delegate to another committee of the Board any or all of the authority and responsibility of the Committee with respect to Awards to Optionees or Grantees, as the case may be, who are not Section 16 Grantees at the time any such delegated authority or responsibility is exercised. Such other committee may consist of one or more directors who may, but need not be, officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board has reserved to itself, or exercised the authority and responsibility of the Committee, or delegated the authority and responsibility of the Committee to such other committee, all references to the Committee in the Plan shall be to the Board or to such other committee.

    3.3 COMMITTEE AUTHORITY. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

    (a) determine those Eligible Individuals to whom Employee Options shall be granted under the Plan and the number of such Employee Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Employee Option, including the exercise price per Share subject to each Employee Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

    (b) select those Eligible Individuals to whom Awards shall be granted under the Plan and to determine the number of Shares, Stock Appreciation Rights, Performance Awards, Shares of Phantom Stock, Shares of Restricted Stock and/or Dividend Equivalent Rights to be granted pursuant to each Award, the terms and conditions (which need not be identical) of each such Award, and make any amendment or modification to any Award Agreement consistent with the terms of the Plan;

    (c) construe and interpret the Plan and the Options and Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan complies with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and Grantees, and all other persons having any interest therein;

    (d) determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

    (e) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

    (f) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

4. STOCK SUBJECT TO THE PLAN; GRANT LIMITATIONS.

    4.1 The maximum number of Shares that may be made the subject of Options and Awards granted under the Plan is 4.9 million plus the number of Shares available for grant pursuant to the Company's Amended and Restated 1993 Long-Term Incentive Plan as of the date the stockholders approve this Plan; PROVIDED, HOWEVER, that in the aggregate, not more than 250,000 of allotted Shares may be made the subject of Awards other than Options and Stock Appreciation Rights. The maximum number of Shares that may be the subject of Options and Awards granted to an Eligible Individual in any three (3) calendar year period may not exceed 750,000 Shares. The maximum dollar amount of cash or the Fair Market Value of Shares that any Eligible Individual may receive in any calendar year in respect of Performance Units denominated in dollars may not exceed $1,000,000. Upon a Change in Capitalization, the maximum number of Shares referred to in the first two sentences of this Section 4.1 shall be adjusted in number and kind pursuant to Section 14. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

    4.2 Upon the granting of an Option or an Award, the number of Shares available under Section 4.1 for the granting of further Options and Awards shall be reduced as follows:

    (a) In connection with the granting of an Option or an Award (other than the granting of a Performance Unit denominated in dollars), the number of Shares shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated; PROVIDED, HOWEVER, that if any Option, and any option granted or issued pursuant to the Company's Amended and Restated 1993 Long-Term Incentive Plan is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment of the exercise price, the maximum number of Shares available under Section 4.1 shall be increased by the number of Shares so tendered.

    (b) In connection with the granting of a Performance Unit denominated in dollars, the number of Shares shall be reduced by an amount equal to the quotient of (i) the dollar amount in which the Performance Unit is denominated, divided by (ii) the Fair Market Value of a Share on the date the Performance Unit is granted.

    4.3 Whenever any outstanding Option or Award or portion thereof, and any option or award or portion thereof granted or issued pursuant to the Company's Amended and Restated 1993 Long-Term Incentive Plan expires, is canceled, is settled in cash (including the settlement of tax withholding obligations using Shares) or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, canceled, settled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder.

5. OPTION GRANTS FOR ELIGIBLE INDIVIDUALS.

    5.1 AUTHORITY OF COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Employee Options, and the terms and conditions of the grant to such Eligible Individuals shall be set forth in an Agreement.

    5.2 EXERCISE PRICE. The exercise price or the manner in which the exercise price is to be determined for Shares under each Employee Option shall be determined by the Committee and set forth in the Agreement; PROVIDED, HOWEVER, that the exercise price per Share under each Employee Option shall not be less than 100% of the Fair Market Value of a Share on the date the Employee Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

    5.3 MAXIMUM DURATION. Employee Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock

Option granted to a Ten-Percent Stockholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted; PROVIDED, HOWEVER, that the Committee may provide that an Option (other than an Incentive Stock Option) may, upon the death of the Optionee, be exercised for up to one (1) year following the date of the Optionee's death even if such period extends beyond ten (10) years from the date the Option is granted. The Committee may, subsequent to the granting of any Employee Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

    5.4 VESTING. Subject to Section 7.4, each Employee Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Employee Option expires. The Committee may accelerate the exercisability of any Employee Option or portion thereof at any time.

    5.5 DEFERRED DELIVERY OF OPTION SHARES. The Committee may, in its discretion, permit Optionees to elect to defer the issuance of Shares upon the exercise of one or more Nonqualified Stock Options granted pursuant to the Plan. The terms and conditions of such deferral shall be determined at the time of the grant of the Option or thereafter and shall be set forth in the Agreement evidencing the grant.

    5.6 LIMITATIONS ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and "incentive stock options" (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.6) are exercisable by an Optionee for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. For purposes of the foregoing sentence, Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Incentive Stock Options are first treated as Nonqualified Stock Options.

6. OPTION GRANTS FOR ELIGIBLE DIRECTORS.

    Director Options with respect to 20,000 Shares shall be granted to each Eligible Director of the Company upon his or her initial election to the Board and every three (3) years thereafter on the anniversary of such Eligible Director's initial election to the Board provided such Eligible Director is then still serving on the Board, at an exercise price per Share equal to 100% of the Fair Market Value of a Share on the date the Director Option is granted. Each Director Option granted to an Eligible Director will become exercisable with respect to one-third of the underlying Shares on each of the first, second and third anniversaries of the date the Director Option is granted, and will have a term of ten (10) years; PROVIDED, HOWEVER, that the Committee may provide that a Director Option may, upon the death of the Eligible Director while still serving as a Director, be exercised at any time within one (1) year following the date of the Eligible Director's death, even if such period extends beyond ten (10) years from the date the Director Option is granted, by the person or persons to whom such rights under the Director Option shall pass by will, or by the laws of descent or distribution, after which time the Director Option shall terminate in full. If an Eligible Director ceases to serve as a Director for any reason, any Director Option granted to such Eligible Director shall be exercisable during its remaining term, to the extent that such Director Option was exercisable on the date such Eligible Director ceased to be a Director.

7. TERMS AND CONDITIONS APPLICABLE TO ALL OPTIONS.

    7.1 NON-TRANSFERABILITY. No Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or, in the case of an Option other than an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the

Exchange Act), and such Option shall be exercisable during the lifetime of an Optionee only by the Optionee or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth in the Agreement evidencing an Option (other than an Incentive Stock Option) at the time of grant or thereafter, that the Option may be transferred to members of the Optionee's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, a transferee of an Option shall be deemed to be the Optionee. For this purpose, immediate family means the Optionee's spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

    7.2 METHOD OF EXERCISE. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted; PROVIDED, HOWEVER, that Options may not be exercised by an Optionee for twelve months following a hardship distribution to the Optionee, to the extent such exercise is prohibited under Treasury Regulation Section1.401(k)-1(d)(2)(iv)(B)(4). The exercise price for any Shares purchased pursuant to the exercise of an Option shall be paid, as determined by the Committee in its discretion, in either of the following forms (or any combination thereof): (a) cash or (b) the transfer, either actually or by attestation, to the Company of Shares that have been held by the Optionee for at least six (6) months (or such lesser period as may be permitted by the Committee), prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee. In addition, an Option may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee. Any Shares transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

    7.3 RIGHTS OF OPTIONEES. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares to the Optionee, and (c) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

    7.4 EFFECT OF CHANGE OF CONTROL. In the event of a Change of Control, all Options outstanding on the date of such Change of Control shall become immediately and fully exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of an Employee Option, an Optionee will be permitted to surrender to the Company for cancellation within sixty (60) days after such Change of Control any Employee Option or portion of an Employee Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any, of (a) (i) in the case of a Nonqualified Stock Option, the greater of (A) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Employee Option or portion thereof surrendered or (B) the Adjusted Fair Market Value of the Shares subject to the Employee Option or portion thereof surrendered or (ii) in the case of an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Employee Option or portion thereof surrendered, over (b) the aggregate exercise price for such Shares under the Employee Option or portion thereof surrendered. In the event an Optionee's employment with, or service as a Director of, the Company and its Subsidiaries terminates following a Change of Control, each Option held by the Optionee that was exercisable as of the date of termination of the Optionee's employment or service shall, notwithstanding any shorter period set forth in the Agreement evidencing the Option, remain exercisable for a period ending not before the earlier of (x) the first anniversary of the termination of the Optionee's employment or service or (y) the expiration of the stated term of the Option.

8. STOCK APPRECIATION RIGHTS.

    The Committee may in its discretion, either alone or in connection with the grant of an Employee Option, grant to any Eligible Individual Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 8, be subject to the same terms and conditions as the related Option.

    8.1 TIME OF GRANT. A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option, or (b) if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

    8.2  STOCK APPRECIATION RIGHT RELATED TO AN OPTION.

        (a) EXERCISE. A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the exercise price specified in the related Incentive Stock Option Agreement.

        (b) AMOUNT PAYABLE. Upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the per Share exercise price under the related Option, by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

        (c) TREATMENT OF RELATED OPTIONS AND STOCK APPRECIATION RIGHTS UPON EXERCISE. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

    8.3 STOCK APPRECIATION RIGHT UNRELATED TO AN OPTION. The Committee may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability (subject to Section 8.7), vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (b) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

    8.4 NON-TRANSFERABILITY. No Stock Appreciation Right shall be transferable by the Grantee otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and such Stock Appreciation Right shall be exercisable during the lifetime of such Grantee only by the Grantee or his or her guardian or legal representative. The terms of such Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.

    8.5 METHOD OF EXERCISE. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

    8.6 FORM OF PAYMENT. Payment of the amount determined under Sections 8.2(b) or 8.3 may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

    8.7 EFFECT OF CHANGE OF CONTROL. In the event of a Change of Control, all Stock Appreciation Rights shall become immediately and fully exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of a Stock Appreciation Right unrelated to an Option, a Grantee will be entitled to receive a payment from the Company in cash or stock, in either case, with a value equal to the excess, if any, of (a) the greater of (i) the Fair Market Value, on the date preceding the date of exercise, of the underlying Shares subject to the Stock Appreciation Right or portion thereof exercised and (ii) the Adjusted Fair Market Value, on the date preceding the date of exercise, of the Shares over (b) the aggregate Fair Market Value, on the date the Stock Appreciation Right was granted, of the Shares subject to the Stock Appreciation Right or portion thereof exercised. In the event a Grantee's employment with the Company terminates following a Change of Control, each Stock Appreciation Right held by the Grantee that was exercisable as of the date of termination of the Grantee's employment shall, notwithstanding any shorter period set forth in the Agreement evidencing the Stock Appreciation Right, remain exercisable for a period ending not before the earlier of the first anniversary of (x) the termination of the Grantee's employment or (y) the expiration of the stated term of the Stock Appreciation Right.

9. DIVIDEND EQUIVALENT RIGHTS.

    Dividend Equivalent Rights may be granted to Eligible Individuals in tandem with an Option or Award or as a separate Award. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Right is granted. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Option or Award to which the Dividend Equivalent Rights relate. In the event that the amount payable in respect of Dividend Equivalent Rights are to be deferred, the Committee shall determine whether such amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. If amounts payable in respect of Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments.

10. RESTRICTED STOCK.

    10.1 GRANT. The Committee may grant Awards to Eligible Individuals of Restricted Stock, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 10.

    10.2 RIGHTS OF GRANTEE. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed such documents which the Committee may require as a condition to the issuance of such Shares. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

    10.3 NON-TRANSFERABILITY. Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 10.4, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

    10.4  LAPSE OF RESTRICTIONS.

        (a) GENERALLY. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine; PROVIDED, HOWEVER, that except in the case of Shares of Restricted Stock issued in full or partial settlement of another Award or other earned compensation, or in the event of the Grantee's termination of employment, as determined by the Committee and set forth in the Agreement evidencing the Award, such restrictions shall not fully lapse prior to the third anniversary of the date on which such Shares of Restricted Stock were granted. The Agreement evidencing the Award shall set forth any such restrictions.

        (b) EFFECT OF CHANGE OF CONTROL. Unless the Committee shall determine otherwise at the time of the grant of an Award of Restricted Stock, the restrictions upon Shares of Restricted Stock shall lapse upon a Change of Control. The Agreement evidencing the Award shall set forth any such provisions.

    10.5 TREATMENT OF DIVIDENDS. At the time an Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (a) deferred until the lapsing of the restrictions imposed upon such Shares and (b) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

    10.6 DELIVERY OF SHARES. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

11. PERFORMANCE AWARDS.

    11.1 PERFORMANCE UNITS. The Committee, in its discretion, may grant Performance Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Performance Units may be denominated in Shares or a specified dollar amount and represent the right, contingent upon the attainment of specified Performance Objectives within the Performance Cycle and subject to Section 11.3(c), to receive payment as provided in the Agreement. Subject to Section 11.3(c), payment to Grantees in respect of vested Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates unless the Agreement evidencing the Award provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Agreement. Subject to Section 11.4, such payments may be made entirely in Shares valued at their Fair Market Value as of the day preceding the date of payment or such other date specified by the Committee, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment; PROVIDED, HOWEVER, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

    11.2 PERFORMANCE SHARES. The Committee, in its discretion, may grant Performance Shares to Eligible Individuals, which shall represent the right, contingent upon the attainment of specified Performance Objectives within the Performance Cycle and subject to Section 11.3(c), to receive, as provided in the Agreement, Shares free of all restrictions under the Plan or the Agreement. Awards of Performance Shares shall be subject to the following terms and provisions:

        (a) ISSUANCE OF SHARES. Performance Shares granted pursuant to an Award shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed such documents which the Committee may require as a condition to the issuance of such Performance Shares. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise, and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

        (b) TREATMENT OF DIVIDENDS. At the time the Award of Performance Shares is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Performance Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or in additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

        (c) DELIVERY OF SHARES. Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

    11.3  PERFORMANCE OBJECTIVES.

        (a) ESTABLISHMENT. Performance Objectives for Performance Awards may be expressed in terms of (i) earnings per Share, (ii) Share price, (iii) pre-tax profits, (iv) net earnings, (v) return on equity or assets, (vi) revenues, (vii) EBITDA, (viii) market share or market penetration, (ix) any combination of the foregoing. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the Performance Cycle has elapsed or (y) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remain substantially uncertain.

        (b) EFFECT OF CERTAIN EVENTS. At the time of the granting of a Performance Award, or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the Performance Award as Performance-Based Compensation, the Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions, special charges, foreign currency effects, accounting or tax law changes and other extraordinary or nonrecurring events.

        (c) DETERMINATION OF PERFORMANCE. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award that is intended to constitute Performance-Based Compensation made to a Grantee who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied.

    11.4  EFFECT OF CHANGE OF CONTROL.  In the event of a Change of Control:

        (a) With respect to Performance Units, the Grantee shall (i) become vested in all or a portion of the Performance Units as determined by the Committee at the time of the Award of such Performance Units and as set forth in the Agreement and (ii) be entitled to receive in respect of all Performance Units which become vested as a result of a Change of Control a cash payment within ten (10) days after such Change of Control in an amount as determined by the Committee at the time of the Award of such Performance Unit and as set forth in the Agreement.

        (b) With respect to Performance Shares, all or a portion of any unissued Performance Shares shall be issued and restrictions shall lapse immediately on all or a portion of the Performance Shares in each case as determined by the Committee at the time of the Award of such Performance Shares and as set forth in the Agreement.

        (c) The Agreements evidencing Performance Shares and Performance Units shall provide for the treatment of such Awards (or portions thereof) which do not become vested as the result of a Change of Control, including, but not limited to, provisions for the adjustment of applicable Performance Objectives.

    11.5 NON-TRANSFERABILITY. Until the vesting of Performance Units or the lapsing of any restrictions on Performance Shares, as the case may be, such Performance Units or Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

12. OTHER SHARE BASED AWARDS.

    12.1 SHARE AWARDS. The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

    12.2  PHANTOM STOCK AWARDS.

        (a) GRANT. The Committee may, in its discretion, grant shares of Phantom Stock to any Eligible Individuals. Such Phantom Stock shall be subject to the terms and conditions established by the Committee and set forth in the applicable Agreement.

        (b) PAYMENT OF AWARDS. Upon the vesting of a Phantom Stock Award, the Grantee shall be entitled to receive a cash payment in respect of each share of Phantom Stock which shall be equal to the Fair Market Value of a Share as of the date the Phantom Stock Award was granted, or such other date as determined by the Committee at the time the Phantom Stock Award was granted. The Committee may, at the time a Phantom Stock Award is granted, provide a limitation on the amount payable in respect of each share of Phantom Stock. In lieu of a cash payment, the Committee may settle Phantom Stock Awards with Shares having a Fair Market Value equal to the cash payment to which the Grantee has become entitled.

    12.3 DIRECTOR SHARES. Each Eligible Director shall be granted 1,000 Director's Shares upon his or her initial election to the Board. Director's Shares shall be fully vested and transferable upon issuance.

13. EFFECT OF A TERMINATION OF EMPLOYMENT.

    The Agreement evidencing the grant of each Option and each Award shall set forth the terms and conditions applicable to such Option or Award upon a termination, retirement or other change in the status of the employment of the Optionee or Grantee by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division), which, except for Director Options, shall be as the Committee may, in its discretion, determine at the time the Option or Award is granted or thereafter.

14. ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

        (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (ii) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted to any Eligible Individual in any three (3) calendar year period, (iii) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan and the exercise price therefor, if applicable, (iv) the number and class of Shares or other securities in respect of which Director Options are to be granted under Section 6, (v) the number and class of Shares or other stock or securities with respect to which Director Shares are to be granted under Section 12.3, and (vii) the Performance Objectives.

        (b) Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

        (c) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

15. EFFECT OF CERTAIN TRANSACTIONS.

    Subject to Sections 7.4, 8.7, 10.4(b) and 11.4 or as otherwise provided in an Agreement, in the event of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; PROVIDED, HOWEVER, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction.

16. INTERPRETATION.

        (a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

        (b) Unless otherwise expressly stated in the relevant Agreement, each Option, Stock Appreciation Right and Performance Award granted under the Plan is intended to be Performance-Based Compensation. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Awards to fail to qualify as Performance-Based Compensation.

17. POOLING TRANSACTIONS.

    Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Change of Control which is also intended to constitute a Pooling Transaction, the Committee shall make such equitable adjustments to outstanding Options and Awards, if any, as are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (a) deferring the vesting, exercise, payment, settlement or lapsing of restrictions with respect to any Option or Award, (b) providing that the payment or settlement in respect of any Option or Award be made in the form of cash, Shares or securities of a successor or acquirer of the Company, or a combination of the foregoing, and (c) providing for the extension of the term of any Option or Award to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option or Award.

18. TERMINATION AND AMENDMENT OF THE PLAN OR MODIFICATION OF OPTIONS AND AWARDS.

    18.1 PLAN AMENDMENT OR TERMINATION. The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option or Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; PROVIDED, HOWEVER, that:

18. TERMINATION AND AMENDMENT OF THE PLAN OR MODIFICATION OF OPTIONS AND AWARDS. (CONTINUED)
        (a) no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the consent of the Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and

        (b) to the extent necessary under any applicable law, regulation or exchange requirement no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.

    18.2 MODIFICATION OF OPTIONS AND AWARDS. No modification of an Option or Award shall adversely alter or impair any rights or obligations under the Option or Award without the consent of the Optionee or Grantee, as the case may be.

19. NON-EXCLUSIVITY OF THE PLAN.

    The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

20. LIMITATION OF LIABILITY.

    As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

        (a) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

        (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

        (c) limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time; or

        (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

21. REGULATIONS AND OTHER APPROVALS; GOVERNING LAW.

    21.1 Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

    21.2 The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

    21.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

    21.4 Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

    21.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

22. WITHHOLDING OF TAXES.

    22.1 At such times as the Company becomes obligated to pay withholding taxes in connection with the granting, vesting, settlement, or exercise of an Award or Option hereunder (a "Withholding Event"), the Optionee or Grantee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Withholding Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such Shares or the payment of such cash. In satisfaction of the obligation to pay Withholding Taxes, the Company shall have the right to (i) deduct from any payment of cash to an Optionee or Grantee an amount equal to the Withholding Taxes, or (ii) withhold from any Shares issuable to an Optionee or Grantee the number of Shares having a Fair Market Value equal to the Withholding Taxes. The Committee may provide in the Agreement at the time of grant, or at any time thereafter, that the Optionee or Grantee, in satisfaction of the obligation to pay Withholding Taxes to the Company, may elect to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes. The Committee may also include in an Agreement that the Optionee or Grantee is required to satisfy the obligation to pay Withholding Taxes by having the Company withhold a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

    22.2 If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

23. EFFECTIVE DATE. The effective date of this Plan shall be as determined by the Board, subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware within twelve (12) months of the adoption of the Plan by the Board.

                        GENERAL SEMICONDUCTOR, INC.
                PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD MAY 21, 1998

The undersigned hereby appoints Andrew M. Caggia, Robert J. Gange and
Stephen B. Paige and each or either of them his/her attorneys and agents, with full power of substitution, to vote as Proxy for the undersigned as herein stated at the Annual Meeting of Stockholders of General Semiconductor, Inc. (the "Company") to be held at Chase Manhattan Bank, 270 Park Avenue, 11th Floor, New York, New York 10017, on Thursday, May 21, 1998 at 10:00 a.m., local time, and at any adjournment thereof, according to the number of votes the undersigned would be entitled to vote if personally present, on the proposals set forth on the reverse hereof and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement, dated April 1, 1998. If this proxy is returned without direction being given, this proxy will be voted FOR Proposals One, Two and Three.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

           (IMPORTANT -- TO BE SIGNED AND DATED ON REVERSE SIDE)

                                                           SEE REVERSE
                                                               SIDE

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


                                                                                                 Please mark
                                                                                                your votes as
                                                                                                 indicated in  |X|
                                                                                                 this example

                The Board of Directors recommends that stockholders vote FOR Proposals One, Two and Three.

                                   FOR               WITHHOLD
                              all nominees          AUTHORITY
                              listed below       to vote for all
                          (except as marked to   nominees listed
                              the contrary)           below
                                                                                                    FOR     AGAINST    ABSTAIN
PROPOSAL ONE: To elect six      |     |               |     |    PROPOSAL TWO: To approve          |    |    |    |     |   |
directors of the Company                                         the adoption of the
to serve until the next                                          General Semiconductor, Inc.
annual meeting of stockholders                                   1998 Long-Term Incentive
and until the election and                                       Plan
qualification of their
respective successors.
                                                                                                    FOR     AGAINST    ABSTAIN
Nominees: Steven B. Klinsky,                                     PROPOSAL THREE:  To ratify the    |    |    |    |     |   |
Ronald A. Ostertag, Ronald Rosenzweig,                           appointment of Deloitte & Touche
Peter A. Schwartz, Samuel L. Simmons and                         LLP, independent certified public
Dr. Gerard T. Wrixon                                             accountants, as the Company's
                                                                 auditor for the fiscal year ending
INSTRUCTION: To withhold your vote for any                       December 31, 1998.
individual nominee, strike a line through
the nominee's name.

                                                                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                                                                 USING THE ENCLOSED ENVELOPE.

                                                                 Please sign exactly as your name appears. If acting as attorney, executor, administrator, trustee, guardian, etc. you should so indicate when signing. If a corporation, please sign the full corporate name by President or other duly authorized officer. If a partnership, please sign in full partnership name by
                                                                 authorized person. If shares are held jointly, both parties must sign and date.


Signature(s): _________________________________  Date: __________________

Signature(s): _________________________________  Date: __________________


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



                        GENERAL SEMICONDUCTOR, INC.
                 PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD MAY 21, 1998


The undersigned hereby authorizes and directs State Street Bank and Trust Company, as Special Fiduciary (the "Special Fiduciary") of the General Semiconductor, Inc. Savings Plan (the "Plan"), to direct Vanguard Fiduciary Trust, as Trustee (the "Trustee") of the Plan to vote as Proxy for the undersigned as herein stated at the Annual Meeting of Stockholders of General Semiconductor, Inc. (the "Company") to be held at Chase Manhattan Bank, 270 Park Avenue, 11th Floor, New York, New York 10017, on Thursday, May 21, 1998 at 10:00 a.m., local time, and to any adjournment thereof, all shares of Common Stock of General Semiconductor, Inc. allocated to the account of the undersigned under such Plan, on the proposals set forth on the reverse hereof and in accordance with the discretion of the Special Fiduciary on any other matters that may properly come before the meeting or any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement, dated April 1, 1998.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED BY THE TRUSTEE, AS DIRECTED BY THE SPECIAL FIDUCIARY, IN ITS SOLE DISCRETION IN THE BEST INTEREST OF THE PLAN PARTICIPANTS AND BENEFICIARIES.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

       (IMPORTANT -- TO BE SIGNED AND DATED ON REVERSE SIDE)

                                                              SEE REVERSE
                                                                  SIDE

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



                                                                                                 Please mark
                                                                                                your votes as
                                                                                                 indicated in  |X|
                                                                                                 this example

                The Board of Directors recommends that stockholders vote FOR Proposals One, Two and Three.

                                   FOR               WITHHOLD
                              all nominees          AUTHORITY
                              listed below       to vote for all
                          (except as marked to   nominees listed
                              the contrary)           below
                                                                                                    FOR     AGAINST    ABSTAIN
PROPOSAL ONE: To elect six      |     |               |     |    PROPOSAL TWO: To approve          |    |    |    |     |   |
directors of the Company                                         the adoption of the
to serve until the next                                          General Semiconductor, Inc.
annual meeting of stockholders                                   1998 Long-Term Incentive
and until the election and                                       Plan
qualification of their
respective successors.
                                                                                                    FOR     AGAINST    ABSTAIN
Nominees: Steven B. Klinsky,                                     PROPOSAL THREE:  To ratify the    |    |    |    |     |   |
Ronald A. Ostertag, Ronald Rosenzweig,                           appointment of Deloitte & Touche
Peter A. Schwartz, Samuel L. Simmons and                         LLP, independent certified public
Dr. Gerard T. Wrixon                                             accountants, as the Company's
                                                                 auditor for the fiscal year ending
INSTRUCTION: To withhold your vote for any                       December 31, 1998.
individual nominee, strike a line through
the nominee's name.

                                                                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                                                                 USING THE ENCLOSED ENVELOPE.

                                                                 Please sign as name appears hereon. If acting as attorney, executor, administrator, trustee, guardian, etc., you should so indicate when signing. If shares are held jointly, both parties must sign and date.


Signature(s): _________________________________  Date: __________________

Signature(s): _________________________________  Date: __________________


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